PURCHASE AND SALE AGREEMENT
                           (LOUISIANA GAS OPERATIONS)

                                      among

                           CITIZENS UTILITIES COMPANY,

                             LGS NATURAL GAS COMPANY

                                       and

                            ATMOS ENERGY CORPORATION

                           Dated as of April 13, 2000






                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I            DEFINITIONS                                                                                  1
         Section 1.1       Certain Defined Terms..................................................................1
         Section 1.2       Other Defined Terms....................................................................9
ARTICLE II           PURCHASE AND SALE                                                                           10
         Section 2.1       Purchase and Sale of LGSN Assets......................................................10
         Section 2.2       Purchase and Sale of Division Assets..................................................10
         Section 2.3       Assumed Liabilities...................................................................10
         Section 2.4       Retained Liabilities..................................................................11
         Section 2.5       Condition on Assignment or Assumption of Contracts and Rights.........................12
ARTICLE III          PURCHASE PRICE                                                                              12
         Section 3.1       Purchase Price........................................................................12
         Section 3.2       Calculation of Purchase Price.........................................................13
         Section 3.3       Prorations and Adjustments as of the Closing Date.....................................13
ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF BUYER                                                     14
         Section 4.1       Organization, Existence and Qualification.............................................14
         Section 4.2       Authority Relative to this Agreement and Binding Effect...............................15
         Section 4.3       Governmental and other Required Consents..............................................15
         Section 4.4       Availability of Funds.................................................................15
         Section 4.5       Filings...............................................................................15
         Section 4.6       Brokers...............................................................................15
         Section 4.7       Independent Investigation.............................................................16
         Section 4.8       Public Utility Holding Company Status; Regulation as a Public Utility.................16
         Section 4.9       Buyer's Financial Statements..........................................................16
ARTICLE V            REPRESENTATIONS AND WARRANTIES OF SELLERS                                                   16
         Section 5.1       Organization, Existence and Qualification.............................................16
         Section 5.2       Authority Relative to this Agreement and Binding Effect...............................17
         Section 5.3       Governmental and Other Required Consents..............................................17
         Section 5.4       Filings...............................................................................17
         Section 5.5       Title to Assets; Encumbrances.........................................................17
         Section 5.6       Financial Statements..................................................................18
         Section 5.7       Compliance with Legal Requirements; Governmental Permits;
                             Business Practices..................................................................19
         Section 5.8       Legal Proceedings; Outstanding Orders.................................................19
         Section 5.9       Taxes ................................................................................19
         Section 5.10      Intellectual Property.................................................................20
         Section 5.11      Y2K Compliance........................................................................20
         Section 5.12      Material Contracts....................................................................20
         Section 5.13      Employee Benefit Matters..............................................................21
         Section 5.14      Environmental Matters.................................................................23
         Section 5.15      Labor Matters.........................................................................24
         Section 5.16      State Regulatory Matters..............................................................25
         Section 5.17      Public Utility Holding Company Status; Regulation as a Public Utility.................25
         Section 5.18      Brokers...............................................................................25
         Section 5.19      Insurance.............................................................................25
         Section 5.20      Disclaimer............................................................................25
ARTICLE VI           COVENANTS                                                                                   26
         Section 6.1       Covenants of Sellers..................................................................26
         Section 6.2       Covenants of Buyer....................................................................29
         Section 6.3       Governmental Filings..................................................................30
         Section 6.4       Citizens Marks........................................................................31
         Section 6.5       Transition Plan.......................................................................31
         Section 6.7       Schedule of Easements and Interests...................................................32
         Section 6.8       Rhodes Security.......................................................................32
         Section 6.9       Certain Proceedings...................................................................32
         Section 6.10      Buyer's Insurance.....................................................................32
ARTICLE VII          CONDITIONS PRECEDENT                                                                        32
         Section 7.1       Sellers' Conditions Precedent to Closing..............................................32
         Section 7.2       Buyer's Conditions Precedent to Closing...............................................33
ARTICLE VIII         CLOSING                                                                                     35
         Section 8.1       Closing...............................................................................35
ARTICLE IX           TERMINATION                                                                                 36
         Section 9.1       Termination Rights....................................................................36
         Section 9.2       Limitation on Right to Terminate: Effect of Termination...............................37
ARTICLE X            EMPLOYEE MATTERS                                                                            38
         Section 10.1      Employment of Transferred Employees...................................................38
         Section 10.2      Intentionally Omitted.................................................................38
         Section 10.3      Cessation of Participation in Sellers' Plans; Bonuses.................................38
         Section 10.4      Similarity of Benefit Packages........................................................38
         Section 10.5      Defined Benefit Pension Plan..........................................................39
         Section 10.6      401(k) Plan...........................................................................39
         Section 10.7      Welfare Benefits......................................................................40
         Section 10.8      Flexible Spending Accounts............................................................41
         Section 10.9      Employment Agreements.................................................................41
         Section 10.10     Vacation/Time Off.....................................................................41
         Section 10.11     Severance.............................................................................41
         Section 10.12     Health Care Continuation Coverage.....................................................42
ARTICLE XI           TAX MATTERS                                                                                 42
         Section 11.1      Purchase Price allocation.............................................................42
         Section 11.2      Cooperation with Respect to Like-Kind Exchange........................................43
         Section 11.3      Transaction Taxes.....................................................................43
         Section 11.4      Clearance Certificates................................................................44
ARTICLE XII          ENVIRONMENTAL MATTERS                                                                       44
         Section 12.1      Environmental Due Diligence...........................................................44
ARTICLE XIII         INDEMNIFICATION                                                                             46
         Section 13.1      Indemnification by Sellers............................................................46
         Section 13.2      Indemnification by Buyer..............................................................46
         Section 13.3      Limitations on Liability..............................................................47
         Section 13.4      Claims Procedure......................................................................50
         Section 13.5      Exclusive Remedy......................................................................52
         Section 13.6      Indemnification for Negligence........................................................52
ARTICLE XIV          GENERAL PROVISIONS                                                                          52
         Section 14.1      Expenses..............................................................................52
         Section 14.2      Notices...............................................................................52
         Section 14.3      Assignment............................................................................54
         Section 14.4      Successor Bound.......................................................................54
         Section 14.5      Governing Law.........................................................................54
         Section 14.6      Dispute Resolution....................................................................55
         Section 14.7      Cooperation...........................................................................56
         Section 14.8      Construction of Agreement.............................................................56
         Section 14.9      Publicity.............................................................................57
         Section 14.10     Waiver................................................................................57
         Section 14.11     Parties in Interest...................................................................57
         Section 14.12     Section and Paragraph Headings........................................................57
         Section 14.13     Amendment.............................................................................57
         Section 14.14     Entire Agreement......................................................................57
         Section 14.15     Counterparts..........................................................................57
         Section 14.16     Severability..........................................................................57




                                    LIST OF EXHIBITS

Exhibit 6.7                         Form of Substitute Agreement
Exhibit 7.1(g)                      Form of Buyer's Opinion of Counsel
Exhibit 7.2(g)                      Form of Sellers' Opinion of Counsel


                                    LIST OF SCHEDULES

Schedule 1.1(a)                     Certain Assets
Schedule 1.1(b)                     Certain Excluded Assets
Schedule 4.3                        Buyer's Governmental Approvals
Schedule 5.2                        Sellers' Authority
Schedule 5.3                        Sellers' Governmental and Other Required Consents
Schedule 5.5                        Encumbrances; Owned Real Property
Schedule 5.6(a)                     Financial Statements
Schedule 5.6(b)                     Certain Liabilities
Schedule 5.6(c)                     Certain Changes
Schedule 5.7                        Compliance with Legal Requirements; Governmental Permits
Schedule 5.8                        Legal Proceedings; Outstanding Orders
Schedule 5.9                        Taxes
Schedule 5.10                       Intellectual Property
Schedule 5.12                       Material Contracts
Schedule 5.13                       Employee Matters
Schedule 5.14                       Environmental Matters
Schedule 5.15                       Labor Matters
Schedule 5.16                       State Regulatory Matters
Schedule 5.19                       Sellers' Insurance
Schedule 6.1                        Conduct of Business Prior to Closing Date
Schedule 6.2(c)                     Citizens' Guarantees and Surety Instruments
Schedule 10.7                       Retirees and "Grandfathered Employees"
Schedule 10.11                      Severance Benefits


                           PURCHASE AND SALE AGREEMENT
                           (LOUISIANA GAS OPERATIONS)

         This PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 13th day of April, 2000, by and among CITIZENS UTILITIES COMPANY, a Delaware corporation ("Citizens"), LGS NATURAL GAS COMPANY, a Louisiana corporation ("LGSN" and, together with Citizens, "Sellers"), and ATMOS ENERGY CORPORATION, a Texas and Virginia corporation ("Buyer"). Capitalized terms used herein shall have the meanings ascribed to them in Article I, unless otherwise provided.

                              W I T N E S S E T H :

         WHEREAS, Citizens own all of the Division Assets and LGSN owns all of the LGSN Assets; and

         WHEREAS, Buyer desires to purchase, and Sellers desire to sell, the Division Assets and the LGSN Assets, subject in all respects to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliates" or "Affiliated Entities" -- entities shall be deemed "Affiliated" as to each other to the extent (i) one of the entities directly or indirectly controls the other, or the direct or indirect control of one of the entities is exercised by the officers, directors, stockholders, or partners of the other entity (whether or not such persons exercise such control in their capacities as officers, directors, stockholders, or partners) or (ii) is deemed to be an Affiliate under existing statutes or regulations of the SEC.

         "Assets" -- means, collectively, all of the Division Assets and all of the LGSN Assets, including the following (except to the extent included among the Excluded Assets):

                  (a) the Real Property described in Schedule 5.5, and all buildings, structures and other improvements, fixtures and fittings located on such Real Property, and all Easements, appurtenances and other interests owned or held by a Seller and necessary for or relating to the Business (including all gas pipes and pipelines, and all facilities used for storing and delivering natural gas or propane);

                  (b) all inventories of natural gas, propane and other fuels, and all supplies, materials and critical spares held by a Seller for use in connection with the Business and located on, in storage for, or in transit to the Real Property on the Closing Date;

                  (c) all machinery, equipment, tools, vehicles, furniture and other tangible personal property used in connection with the Business, including the items of tangible personal property listed on Schedule 1.1(a); and all warranties, guarantees, and service and replacement programs of manufacturers, service providers or other vendors relating thereto, in each case to the extent that the same are transferable;

                  (d)  all Contracts relating to the Business;

                  (e) the franchises, ordinances or similar agreements listed on Schedule 1.1(a) with respect to Citizens' authority to distribute natural gas and all other licenses, permits and authorizations held by a Seller and relating to the Business, in each case to the extent the same are assignable;

                  (f) originals or copies of all records, books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items of Citizens or LGSN relating to the Assets, including all books of account, customer lists, billing records and other customer correspondence relating to the Business, records relating to the Transferred Employees (to the extent such transfer is not prohibited by any Legal Requirement), all regulatory filings and all other books and records relating to the rates and services provided by Citizens or LGSN in connection with the operation of the Business;

                  (g) all rights or choses in action arising out of occurrences before or after the Closing Date and related to any of the Assets, including all related claims, credits, rights of recovery and set-off and other similar contractual rights (other than with respect to rights to insurance and condemnation proceeds described in clause (h)), as to third parties held by or in favor of a Seller; provided, however, that notwithstanding the foregoing provisions of this clause (g), to the extent that a Seller pays or discharges a liability related to the Business or any of the Assets that is related to such right or chose in action (whether by reason of indemnification under this Agreement or otherwise), Buyer will reassign or reconvey to such Seller such right or chose in action to the extent that such right or chose in action relates to a recovery of amounts paid to Buyer;

                  (h) all rights to insurance and condemnation proceeds outstanding on the Closing Date to the extent relating to the damage, destruction, taking or other impairment of the Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing, but only to the extent of any proceeds remaining after any repair or replacement of the affected Assets; and

                  (i) all accounts receivable (including rights to earned but unbilled revenue) and prepayments, in each case attributable exclusively to the Business and accrued or outstanding on the Closing Date.

         "Business" -- means collectively:

                  (a) the regulated natural gas distribution business conducted by Citizens within the State of Louisiana through its Louisiana Gas Service division;

                  (b) the nonregulated natural gas transportation and sales business conducted by Citizens within the State of Louisiana through its LGS Intrastate Company division;

                  (c) the nonregulated natural gas supply, storage and trans-mission activities conducted by LGSN within the State of Louisiana; and

                  (d) the provision of related services and products and the engagement in related activities by Citizens, through its Louisiana Gas Service division and its LGS Intrastate Company division, and by LGSN, in each case within the State of Louisiana.

         "Claim Notice" -- means a written notice of a claim given by a party seeking indemnification pursuant to the terms of this Agreement that specifies in reasonable detail the nature of the Losses and the estimated amount of such Losses.

         "Confidentiality Agreement" -- means the confidentiality agreement dated October 20, 1999, between Buyer and Citizens.

         "Consent" -- any approval, consent, ratification, waiver, or other authorization from any Person.

         "Contract"   --  any   agreement,   contract,   document,   instrument,
obligation, promise or undertaking (whether written or oral) that is legally binding, including Easements.

         "Division Assets" -- all of the assets, property and interests of every type and description, real, personal or mixed, tangible and intangible, of Citizens and relating primarily to the Business as engaged in by Citizens through the Louisiana Gas Service (also known as LGS Gas) division of Citizens or the LGS Intrastate Company division of Citizens, other than the Excluded Assets.

         "Easements"-- means all easements, servitudes, rights of way, permits, licenses, and other ways of necessity, whether or not of record.

         "Encumbrance" -- any charge, adverse claim, lien, mortgage, pledge, security interest, imperfection in title, limitation, Easement, restriction or other encumbrance of any kind.

         "Environmental Law"-- any Order or Legal Requirement, and any judicial and administrative interpretation thereof and related policies, guidelines and standards, relating to pollution or protection of the environment and natural resources, including those relating to (a) emissions, discharges, Releases or threatened Releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), and (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or
handling  of  Hazardous  Material,   each  as  in  effect  as  of  the  date  of
determination.

         "Environmental Liability" -- means any liability, responsibility or obligation arising out of or relating to:

                  (a) the presence of any Hazardous Material in the fixtures, structures, soils, groundwater, surface water or air on, under or about or emanating from the assets and properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by a Person, and any such Hazardous Material emanating to adjoining or other properties;

                  (b) the use, generation, production, manufacture, treatment, storage, disposal, Release, threatened Release, discharge, spillage, loss, seepage or filtration of Hazardous Materials by a Person or its employees, agents or contractors from, on, under or about the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by such Person or the presence therein or thereunder of any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products or other Hazardous Material;

                  (c) the violation or noncompliance or alleged violation or noncompliance by a Person or its employees, agents or contractors of any Environmental Law arising from or related to its or their conduct, actions or operations or the former or current use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any of such Person's former or current assets or properties;

                  (d) the failure by a Person or its employees, agents, or contractors to have obtained or maintained in effect any certificate, permit or authorization required by any Environmental Law as a result of its or their conduct, actions or operations or the use, operation, ownership, lease, control, possession, occupancy, maintenance or condition of such Person's assets or properties;

                  (e) any and all Proceedings arising out of any of the above-described matters, including Proceedings by Governmental Bodies for enforcement, cleanup, removal, treatment, response, remedial or other actions or damages and Proceedings by any third Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief; and

                  (f) any and all remedial work and other corrective action (including investigation or monitoring of site conditions, or any clean-up, containment, restoration or removal) taken by, or the costs of which are imposed upon, a Person arising from any of the above-described matters.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

         "ERISA Affiliate" -- any corporation or trade or business (whether or not incorporated) which is, as of the date of this Agreement or at any time within the six years preceding the date hereof would be treated as a single employer under IRC Section 414.

         "Excluded Assets" -- means the following assets of Citizens or LGSN, each of which shall be excluded from the Assets, and not acquired by Buyer, at
Closing:

                  (a) assets that Citizens uses in both the Business and in Citizens' other gas, electric, communications or water businesses that are described generally in Schedule 1.1(b), and Contracts regarding the procurement of services or goods by Citizens for use in such other businesses;

                  (b) cash and cash equivalents in transit, in hand or in bank accounts;

                  (c) except as otherwise set forth in Article X, assets at-tributable to or related to a Benefit Plan of Citizens;

                  (d) the stock record and minute books of Citizens and LGSN, all records prepared in connection with the sale of the Business (including bids received from third parties and analysis relating to the Business), and duplicate copies of all books and records transferred to Buyer;

                  (e) assets disposed of by Citizens or LGSN after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  (f) except to the extent set forth in Section 3.3, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of Citizens, LGSN or any member of any affiliated group of which either of them is a member;

                  (g) accounts owing, by and among Citizens, LGSN and their Affiliates;

                  (h)  all deferred Tax assets;

                  (i) any insurance policy, bond, letter of credit or other similar item, any cash surrender value in regard thereto, and all rights to insurance or condemnation proceeds except to the extent provided in clause (h) in the definition of Assets set forth in Section 1.1;

                  (j)  the Citizens Marks;

                  (k)  the capital stock of LGSN; and

                  (l)  the other assets listed on Schedule 1.1(b).

         "Final Order" -- an action by a Governmental Body as to which: (a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or application for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

         "GAAP" -- generally accepted United States accounting principles, applied on a consistent basis.

         "General Order" - means any Order applicable generally to Persons engaged in a business similar to the Business.

         "General Proceeding" - means any Proceeding that is reasonably expected to result only in a General Order.

         "Governmental Body" -- any of the following that possesses competent jurisdiction:

                  (a) foreign, federal, state, county, parish, local, municipal or other governmental body;

                  (b)  governmental  or   quasi-governmental  authority  of  any
nature (including any governmental agency, branch, department, official or en-tity and any court or other tribunal); or

                  (c)  any   governmental   body   entitled  to   exercise   any
administrative, executive, judicial, legislative, police, regulatory or Tax authority or power of any nature.

         "Hazardous Materials" -- any waste or other chemical, material or substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, toxic, or a pollutant or a contaminant, or words of similar import, under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including oil, natural gas, petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials, any flammable substances or explosives, any radioactive materials, any toxic wastes of substances, urea formaldehyde foam insulation, toluene or polychlorinated biphenyls.

         "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law.

         "IRC" - the Internal Revenue Code of 1986, as amended.

         "IRS" -- the Internal Revenue Service or any successor agency.

         "Knowledge" -- means, (i) with respect to Sellers, the actual knowledge of Citizens' Chief Financial Officer; President, Citizens Public Services; or the Vice President and General Manager of Louisiana Gas Services, or their respective successor, after reasonable investigation required for the transactions contemplated hereby, and (ii) with respect to Buyer, the actual knowledge of Buyer's Chief Financial Officer; Executive Vice President of Utility Operations; or Vice President and Treasurer, or their respective successor, after reasonable investigation required for the transactions contemplated hereby; provided that no party shall be required to perform an environmental assessment for purposes of this definition.

         "Legal Requirement" -- any federal, state, county, parish, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, adopted code, principle of common law, regulation, rule, directive, approval, notice, tariff, franchise agreement, statute or treaty.

         "LGSN Assets" -- means all of the assets, property and interests of every type and description, real, personal or mixed, tangible and intangible, of LGSN, other than the Excluded Assets.

         "Losses" -- shall mean all claims, losses, liabilities, damages, causes of action, costs and expenses (including, involving theories of negligence or strict liability and including court costs and reasonable attorneys' fees and disbursements in connection therewith), whether or not involving a third party claim.

         "LPSC" - shall mean the Louisiana Public Service Commission.

         "Material Adverse Effect" -- an occurrence or condition that has a material adverse effect on the Business, the Assets, or the liabilities, operations, financial condition or results of operations of the Business. In each instance, whether an occurrence has a material adverse effect will be determined after taking into account the totality of the facts and circumstances relating to such occurrence or condition, or to its effect, including mitigating factors such as insurance, rate or other regulatory relief and third party contribution obligations. For purposes of this Agreement, an occurrence or condition will not constitute a Material Adverse Effect if it arises from general business, economic, or financial market conditions; from conditions generally affecting the industries in which the Business competes; or from the transactions contemplated by this Agreement.

         "Material Contract" -- a Contract relating primarily to the Business and involving a total commitment by or to any party thereto of at least $100,000 on an annual basis and which cannot be terminated by Citizens or LGSN with notice of ninety (90) days or less without penalty to Citizens or LGSN.

         "Order" -- any award, decision, injunction, judgment, order (including any rule-making order), writ, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, other Governmental Body, or by any arbitrator, each of which possesses competent jurisdiction.

         "Organizational   Documents"   --  the  articles  or   certificate   of
incorporation and the bylaws of a corporation or the comparable organizational and governing documents of other Persons.

         "Permitted Encumbrances" -- means any of the following:

                  (a) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business and which in the aggregate are not substantial in amount and do not interfere with the present use of the Assets to which they apply;

                  (b) liens for current Taxes and assessments not yet due and payable;

                  (c) with respect to any parcel of owned Real Property or Easements, all nonmonetary Encumbrances (whether or not the same are recorded) that do not and will not materially interfere with the operation of that portion of the Business currently conducted on such real property or result in any absence, loss or reversion of, or inability to transfer, title or any termination of the right of use with respect thereto;

                  (d) all applicable zoning ordinances and land use restric-tions;

                  (e) with respect to any Asset which consists of a leasehold or other possessory interest in real property, all Encumbrances, covenants, imperfections in title, Easements, restrictions and other title matters (whether or not the same are recorded) to which the underlying fee estate in such real property is subject that do not currently interfere materially with the operation of that portion of the Business currently conducted on such property; and

                  (f) any other Encumbrances affecting the Assets that are dis-closed in Schedule 5.5.

         "Person" -- any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or Governmental Body.

         "Proceeding" -- any claim, action, arbitration, hearing, noticed investigation, litigation, suit or other proceeding commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PUHCA" - the Public Utility Holding Company Act of 1935, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

         "Real Property" -- all real property owned or leased by Citizens or LGSN in the operation of the Business, together with all interests in real property (including Easements) used or held for use by Citizens or LGSN in the operation of the Business.

         "Related Documents" -- any Contract provided for in this Agreement to be entered into by one or more of the parties hereto in connection with the transactions contemplated by this Agreement.

         "Release" -- any presence,  emission,  dispersal,  disposal,  spilling, leaking, emitting, discharging, depositing, pumping, pouring, escaping, leaching, dumping, releasing or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or in, into or from any facility, including the movement of any Hazardous Materials through the air, soil, surface water, groundwater or property.

         "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Rhodes Investigation" - means the Proceeding of the LPSC relating to LPSC Docket No. U-23812, In Re: An investigation into the allegation filed by the plaintiffs against the defendants in case No. 532-058 in the 24th JDC.

         "Rhodes Lawsuit" -- means the Proceeding styled "The Rhodes Company, Inc. et al. v. Citizens Utilities Company, et al., Case No. 532-058", filed in the 24th JDC, Jefferson Parish, Louisiana, and any additional claims made or brought by any other claimant or class of claimants that alleges claims in respect of the conduct that is the subject matter of such Proceeding, whether in the periods covered by such Proceeding or in other periods.

         "Rhodes Proceedings" -- means the Rhodes Lawsuit and the Rhodes Inves-tigation.

         "SEC" -- the United States Securities and Exchange Commission or any successor agency.

         "Tax" -- any federal, state, local or foreign tax (including any income tax, capital gains tax, value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax, ad valorem tax, transfer tax, profits tax, license tax, lease tax, service or use tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, windfall profits tax, utility tax or gross receipts tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" -- a claim, dispute, or other matter will be deemed to have been "Threatened" if any demand or statement has been made, or any notice has been given, and either Seller has Knowledge of the same.

         Section 1.2 Other  Defined  Terms.  In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

         Term                                            Section
         ----                                            -------
Act                                                      4.10
Active Employees                                         10.1
Antitrust Authorities                                    6.3(a)
Assumed Liabilities                                      2.3
Balance Sheet                                            5.6(a)
Buyer Indemnitees                                        13.1
Buyer's Pension Plan                                     10.5(b)
Buyer Welfare Plans                                      10.7(a)
CERCLA                                                   5.14(e)
Citizens                                                 Preamble
Citizens Marks                                           6.4

Citizens' Pension Plan                                   10.5
Closing                                                  8.1
Closing Date                                             8.1
Employee Plans                                           5.13(a)
Environmental Data                                       12.1(c)
Estimated Purchase Price                                 3.3(a)
Financial Statements                                     5.6(a)
LGSN                                                     Preamble
Purchase Price                                           3.1
Retained Liabilities                                     2.4
Sellers Indemnitees                                      13.2
Sellers' 401(k) Plan                                     10.6(a)
Sellers Welfare Plan                                     10.7(a)
Sellers                                                  Preamble
Transaction Taxes                                        11.3
Transferred Employee                                     10.1

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of LGSN Assets. Upon the terms and subject to the conditions contained herein, at the Closing, LGSN shall sell, transfer, and deliver to Buyer, and Buyer shall purchase and accept delivery from LGSN, all of the LGSN Assets free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 2.2 Purchase and Sale of Division Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Citizens shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and accept delivery from Citizens, all of the Division Assets free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 2.3 Assumed Liabilities. In further consideration for the sale of the Division Assets and the LGSN Assets, at the Closing, Buyer will assume and agree to pay, perform and discharge when due, all liabilities and obligations relating to or arising from the following:

                  (a)  Performance of (i) the Contracts listed on Schedule 5.12,
(ii) the Contracts that have been entered into in the ordinary course of the Business that are not required to be listed on Schedule 5.12 by the express terms of Section 5.12 or other Contracts inadvertently omitted from Schedule
5.12 entered into in the ordinary course of the business to the extent that the performance of such contract is reflected in the financial performance of the Business as of the date hereof, (iii) the Contracts that are entered into in the ordinary course of the Business after the date hereof in accordance with this Agreement and (iv) franchises, licenses, permits, authorizations, ordinances and similar agreements listed on Schedule 1.1(a) or held in the ordinary course of the Business to the extent included among the Assets (except that Buyer shall not assume any liabilities or obligations for any breach, default or violation by, or payment obligations of, Citizens or LGSN under any such Contract, franchise, license, permit, ordinance or similar agreement occurring or arising or accruing on or prior to the Closing Date);

                  (b) Customer advances, customer deposits and construction advances, unperformed customer service obligations, Easement relocation obligations, and continuation of construction work in progress and other capital expenditure projects, in each case relating to the Business, arising in the ordinary course of business consistent with past practices and outstanding on or arising after the Closing Date (except that Buyer shall not assume any liabilities or obligations for any breach or default by Citizens or LGSN with respect to any such matters);

                  (c) Items addressed in Section 3.1(a) or (b) to the extent resulting in a decrease in the Purchase Price; and

                  (d) All accounts payable of Sellers relating to the Business, other than payable to a Seller or any of its Affiliates, and outstanding as of the Closing Date.

The liabilities, responsibilities and obligations to be assumed by Buyer pursuant to this Section 2.3 are hereinafter collectively referred to as the "Assumed Liabilities." Notwithstanding anything in this Section 2.3 to the contrary, "Assumed Liabilities" shall not include any liabilities, responsibilities or obligations expressly stated to be Retained Liabilities pursuant to Section 2.4.

         Section 2.4 Retained Liabilities. Buyer shall not assume and at the Closing Sellers shall retain, be responsible for and pay, perform and discharge when due, all of the liabilities and obligations relating to or arising from the following (collectively referred to herein as the "Retained Liabilities"):

                  (a) any indebtedness for money borrowed by Citizens or LGSN (including items due to a Seller or its Affiliates) other than payment obligations arising after the Closing Date (i) under any equipment lease listed in Part VIII of Schedule 5.12, (ii) under any line extension Contracts or similar construction arrangements and (iii) in respect of customer deposits or advances, it being understood and agreed that such leases, Contracts, deposits, advances and similar arrangements do not create indebtedness for money borrowed;

                  (b)  Taxes of Citizens or LGSN or any of their Affiliates;

                  (c)  Excluded Assets;

                  (d) Non-Transferred Employees, the Employee Plans and the Employee Agreements (except in each case to the extent otherwise provided in Article X) and any breach or default by, or obligations of, Citizens or LGSN with respect to any Transferred Employee occurring, arising or accruing on or prior to the Closing Date or occurring, arising or accruing with respect to any event which occurred on or prior to the Closing Date (except to the extent any such obligation becomes the obligation of Buyer in accordance with Article X);

                  (e) the Proceedings listed on Schedule 5.8 and all other Proceedings, other than General Proceedings, involving Citizens or LGSN, the Assets or the Business based on conduct (including Citizens' or LGSN's performance under any Contract included among the Assets), action, facts, circumstances or conditions existing, arising or occurring on or before the Closing Date;

                  (f) Environmental Liabilities with respect to any action, fact, circumstance or condition to the extent existing, arising or occurring on or before the Closing Date other than with respect to the existence of non-friable asbestos and asbestos-containing materials (to the extent the same do not violate existing Environmental Law) and any post-Closing activity that disturbs asbestos or asbestos-containing materials;

                  (g) any obligation or liability owing to either Seller or any of their Affiliates; and

                  (h) all other liabilities or obligations, whether known or unknown, accrued or contingent, of Citizens or LGSN relating to or arising from the ownership or use of the Assets or the operation or conduct of the Business by Citizens or LGSN (or their predecessors in interest) on or before the Closing Date that is not an Assumed Liability or that becomes the responsibility of Buyer as provided in Article X.

         Section 2.5 Condition on Assignment or Assumption of Contracts and Rights. Any transfer or assignment to Buyer by a Seller of any property or property rights or any Contract which requires the Consent of any third party shall be made subject to such Consent being obtained. If such Consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of a Seller thereunder so that Buyer would not in fact receive all such rights, such Seller will cooperate with Buyer in any arrangement reasonably designed to provide for Buyer, at Buyer's cost (to the extent commercially reasonable), the benefits under any such Contract including, enforcement for the benefit of Buyer of any and all rights of such Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise. To the extent that Buyer does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract deemed to have been assigned or transferred to Buyer pursuant to
Section 2.3. Notwithstanding the foregoing, the provision under this Section 2.5 of benefits of any Contract identified with an asterisk on Schedule 5.3 shall not satisfy the condition required by Section 7.2 (d) for the receipt of a Consent with respect thereto, unless such condition is expressly waived by Buyer.

                                   ARTICLE III
                                 PURCHASE PRICE

         Section 3.1       Purchase Price.

         Subject to the terms and conditions of this Agreement, the aggregate purchase price for the LGSN Assets and the Division Assets (the "Purchase Price") shall be an amount equal to $375,000,000 in cash (representing the sum of the purchase price for the LGSN Assets of $19,237,500 and the purchase price for the Division Assets of $355,762,500), as adjusted in accordance with the provisions of this Section 3.1 and with such adjustments determined pursuant to
Section 3.2.

                  (a) Such amount will be decreased by the aggregate amount of all capitalized lease obligations under the equipment lease listed as item 2 in
Part VIII of Schedule 5.12 or any other capitalized lease.

                  (b)  Such  amount  will  be   decreased   or   increased,   as
appropriate, by an aggregate amount equal to the total amount payable to or by Buyer pursuant to Section 3.3.

         Section 3.2       Calculation of Purchase Price.

                  (a) The portion of the Purchase Price apportioned to the LGSN Assets shall be adjusted as provided in clauses (a) and (b) of Section 3.1 to the extent such adjustments relate to LGSN, and the portion of the Purchase Price apportioned to the Division Assets shall be adjusted as provided in clauses (a) and (b) of Section 3.1 to the extent such adjustments relate to the portion of the Business conducted with the Division Assets. Any of the items included in clauses (a) and (b) of Section 3.1 that cannot be calculated in a timely fashion as of the Closing Date shall be estimated by Sellers in good faith based upon the account balance of such item at the end of the month for which Sellers' books are closed next preceding the Closing Date, with such adjustments as may be appropriate to reflect changes in such account balance occurring between such month-end and the Closing Date. Any such estimated amounts shall be set forth in a certificate of Sellers delivered to Buyer at least five (5) business days prior to the Closing Date, which certificate shall set forth an estimate of the Purchase Price (the "Estimated Purchase Price"), including such estimated amounts and shall be accompanied by reasonably detailed supporting documentation.

                  (b) Within one hundred twenty (120) days after the Closing Date, Sellers shall notify Buyer of the actual amount as recorded on Sellers' books and records for the Business of any items that were estimated in arriving at the Estimated Purchase Price, as well as the prorations and adjustments required to be made under Section 3.3. Buyer may dispute any amount so determined by Sellers, by written notice to Sellers within forty-five (45) days after receipt of Sellers' notice. If Buyer does not so dispute any item, the party owing the difference between the Estimated Purchase Price and the Purchase Price shall pay such difference to the other party within ten (10) days after the expiration of such forty-five (45) day period, plus interest at 8.25% per annum on such amount from the Closing Date to (but not including) the date of payment. If Buyer disputes the actual amount of any item, the undisputed amount plus interest at 8.25% per annum on such amount from the Closing Date to (but not including) the date of payment shall be paid promptly by the owing party. If such dispute cannot be resolved within sixty (60) days after the giving of Buyer's notice that there exists a disputed amount, then a nationally recognized independent accounting firm mutually agreeable to Buyer and Citizens shall, upon written notice from either Buyer or Citizens, resolve such dispute within sixty
(60) days after receipt of such notice. The fees and expenses of such independent accounting firm shall be allocated between Buyer and Sellers so that Sellers' share of such fees and expenses shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to such accounting firm that is unsuccessfully disputed by Buyer (as finally determined by such accounting firm) bears to the total amount of such remaining disputed amounts so submitted by Buyer to such accounting firm. Any determination by such independent accounting firm shall be binding and conclusive upon the parties without further appeal therefrom. Within ten (10) days after the independent accounting firm shall have resolved such dispute, the party owing the determined amount shall pay such determined amount to the other party, plus interest at 8.25% per annum on such determined amount from the Closing Date to (but not including) the date of payment.

         Section 3.3       Prorations and Adjustments as of the Closing Date.

                  (a) Buyer and Sellers agree that the following items relating to the Assets and the Business shall be adjusted and allocated as of the Closing Date, with Sellers to be responsible for and to receive the benefit of the same for the period through and including the Closing Date and Buyer to be responsible for and to receive the benefit of the same after the Closing Date;

                           (i)     real and personal property taxes, assessments
and annual registration fees;

                           (ii)    water,  sewer  and  other  similar  types  of
taxes, and installments on special benefit assessments and regulatory assess-ments;

                           (iii)   electric,  gas,  telephone  and other utility
charges;

                           (iv)    expenses  relating  to Transferred Employees,
including payroll expenses, payroll Taxes, reimbursable employee business expenses and the financial cost of the accrued vacation time of the Transferred Employees;

                           (v)     rents under leases transferred  to or assumed
by Buyer to the extent not included in the accounts payable of the Business;

                           (vi)    charges under  maintenance, service and other
Contracts and fees under licenses transferred to or assumed by Buyer to the extent not included in the accounts payable of the Business;

                           (vii)   deposits  of Citizens  or LGSN to the  extent
transferable to Buyer;

                           (viii)  prepaid expenses and prepayments, and accrued
expenses to the extent not included in the accounts payable of the Business;

                           (ix)    sales,  franchise,  gross  receipts and other
similar Taxes based upon revenues; and

                           (x)     petty cash.

                  (b) The items listed in Section 3.3(a) above shall be estimated item by item by Sellers and reflected on the certificate and supporting documentation to be delivered to Buyer pursuant to Section 3.2(a) and finally determined in accordance with Section 3.2(b).

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         Section 4.1 Organization, Existence and Qualification. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas and the Commonwealth of Virginia, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement and the Related Documents to which Buyer is a party.

Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the failure to be so qualified or in good standing would materially adversely affect the business or properties of Buyer. Buyer is, or by Closing will be, duly qualified and in good standing as a foreign corporation licensed to do business in the State of Louisiana.

         Section 4.2 Authority Relative to this Agreement and Binding Effect. The execution, delivery and performance of this Agreement and the Related Documents by Buyer have been duly authorized by Buyer's Board of Directors, which constitutes all necessary corporate action required on the part of Buyer for such authorizations. The execution, delivery and performance of this Agreement and the Related Documents by Buyer will not result in (a) any conflict with or breach or violation of or default under the Organizational Documents of Buyer, or (b) a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Contract to which Buyer is a party or by which its assets are bound, or (c) a violation of any Order of any Governmental Body. This Agreement constitutes, and the Related Documents to be executed by Buyer when executed and delivered will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

         Section 4.3 Governmental and other Required Consents. Except for those Consents described in Schedule 4.3 and except as set forth in Schedule 5.3 to the extent (but only to the extent) applicable to Buyer, no Consent of any Governmental Body or third Person is required to be obtained by Buyer in connection with the execution and delivery by Buyer of this Agreement or the Related Documents or the consummation of the transactions contemplated by this Agreement or the Related Documents.

         Section 4.4 Availability of Funds. Buyer has available, and will have available on the Closing Date, or has written commitments from responsible financial institutions to provide, sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

         Section 4.5 Filings. No statement furnished by Buyer for inclusion in any filing with any Governmental Body in connection with obtaining such Governmental Body's Consent for the consummation of the transactions contemplated by this Agreement will contain, as of the date such information is so provided, any untrue statement of a material fact or will omit to state, as of the date such information is so provided, any material fact which is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         Section 4.6 Brokers. Except for S.G. Barr Devlin, no broker or finder has acted for or on behalf of Buyer or any Affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any Affiliate of Buyer for which a Seller or any Affiliate of a Seller has or will have any liability or obligations (contingent or otherwise).

         Section 4.7 Independent Investigation. Buyer is knowledgeable about the businesses engaged in by Citizens through its LGS and LGS Intrastate Company divisions and by LGSN and of the usual and customary practices of companies engaged in businesses similar to such businesses and has had access to the Assets, the officers and employees of Sellers, and the books, records and files of Sellers relating to the Business, the Assets and LGSN. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent due diligence investigation of the Business and upon the representations and warranties made herein or in any other document or instrument delivered by Sellers pursuant hereto.

         Section 4.8 Public Utility Holding Company Status; Regulation as a Public Utility. Buyer is a "public utility company" (as such term is defined in PUHCA). Neither Buyer nor any of its Affiliates is a "holding company" of a "public utility company" or of a "holding company," within the meaning of such terms in PUHCA, and Buyer is not a "subsidiary" or an "affiliate" of a "holding company" within the meaning of the PUHCA.

         Section 4.9 Buyer's Financial Statements. Buyer has heretofore delivered to Sellers complete and correct copies of the following: (a) its annual report to shareholders of its most recently ended fiscal year, (b) its Annual Report on Form 10-K for the same fiscal year, as filed with the SEC, (c) its proxy statement relating to its most recent Annual Meeting of Shareholders and (d) its quarterly reports on Form 10-Q for any fiscal quarters ended after the fiscal year described in clause (a). The consolidated financial statements of Buyer contained therein were prepared in accordance with GAAP applied on a consistent basis, except for changes concurred in by Buyer's accountants and disclosed in said financial statements, throughout the periods specified, and present fairly in all material respects the financial condition and results of operations of the businesses of Buyer as of the dates thereof and for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments and the omission of footnote disclosure).

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers jointly and severally represent and warrant to Buyer as follows:

         Section 5.1       Organization, Existence and Qualification.

                  (a) Citizens is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the Business as it is now being conducted, to own or use the Division Assets, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement and the Related Documents to which Citizens is a party. Citizens is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Louisiana and each other state in which the failure to be so qualified or in good standing would have a Material Adverse Effect.

                  (b) LGSN is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. LGSN is the only

Affiliate of Citizens engaged in the Business. LGSN has all the requisite corporate power and corporate authority to own the LGSN Assets which it purports to own and to own, lease, and operate its portion of the Business as and in the place where such business is now conducted and where such LGSN Assets are now owned or leased or operated. Except for LGSN's 18.6% membership interest in Pine Pipeline Acquisition Company, L.L.C., LGSN does not own any equity or ownership interest of any other Person and has no subsidiaries. The LGSN Assets purported to be owned by LGSN and the portion of the Business conducted by LGSN are located and conducted only in the State of Louisiana and LGSN is not required to be qualified to do business as a foreign corporation in any other state as a result of its ownership of the LGSN Assets or its conduct of the portion of the Business conducted by LGSN.

         Section 5.2 Authority Relative to this Agreement and Binding Effect. The execution, delivery and performance of this Agreement and the Related Documents by Sellers have been duly authorized by all requisite corporate action. Except as set forth in Schedule 5.2, the execution, delivery and performance of this Agreement and the Related Documents by Sellers will not result in (a) any conflict with or breach or violation of or default under the Organizational Documents of Citizens or LGSN, (b) a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Contract listed or that would be required to be listed in
Schedule 5.12 if in existence on the date hereof to which Citizens or LGSN is a party or by which any of the Assets are bound, or (c) a violation of any Order of any Governmental Body. This Agreement constitutes and the Related Documents to be executed by Sellers when executed and delivered will constitute valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

         Section 5.3 Governmental and Other Required Consents. Except as set forth in Schedule 5.3, no material Consent of any Governmental Body, and no Consent of any other third Person under any Contract listed or that would be required to be listed in Schedule 5.12 if in existence on the date hereof, is required to be obtained by Citizens or LGSN in connection with the execution and delivery by Sellers of this Agreement or the Related Documents or the consummation by Sellers of the transactions contemplated by this Agreement or the Related Documents.

         Section 5.4 Filings. No statement furnished by Sellers for inclusion in any filing with any Governmental Body in connection with obtaining such Governmental Body's Consent for the consummation of the transactions contemplated by this Agreement will contain, as of the date such information is so provided, any untrue statement of a material fact or will omit to state, as of the date such information is so provided, any material fact which is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         Section 5.5       Title to Assets; Encumbrances.

                  (a) Except as set forth in Schedule 5.5, Citizens has good and valid title to the Division Assets and LGSN has good and valid title to the LGSN Assets, including in each case those reflected in the 1999 Financial Statements, except, in each case, with respect to Assets disposed of since December 31, 1999 in the ordinary course of business consistent with past practice or otherwise disposed of in accordance with this Agreement and except for any Permitted

Encumbrances. None of the Assets is subject to any Encumbrance except Permitted Encumbrances. Schedule 5.5 lists each material parcel of Real Property owned in fee simple that is a part of the Assets. Except as set forth in Schedule 5.5, Citizens or LGSN owns or possesses all material Easements necessary to conduct the Business as now being conducted without any known conflict with the rights of others. Citizens or LGSN enjoys peaceful and undisturbed possession under all material real property leases included in the Assets, neither Citizens nor LGSN is in default, in any material respect, under any of such leases, and all such leases are valid and subsisting and in full force and effect.

                  (b) The Assets, when taken together with the Excluded Assets, include all assets and properties that are necessary for the supply and servicing of the customers of the Business in accordance with the historical supply and service standards of Sellers. The tangible assets included in the Assets, when taken as a whole, are in good operating condition, reasonable wear and tear excepted, and are adequate for the use to which they are being put in the conduct of the Business.

                  (c) No condemnation, expropriation, eminent domain or similar Proceeding is pending or, to the Knowledge of Sellers, Threatened with respect to the Real Property or the Easements. Sellers are in compliance, in all material respects, with all Easements and similar realty interests benefiting or encumbering the Real Property. The Real Property, and all improvements thereon, do not violate, in any material respect, any applicable zoning, construction code or other restriction of any Governmental Body.

         Section 5.6       Financial Statements.

                  (a) Schedule 5.6(a) sets forth the unaudited balance sheets for the Business as of December 31, 1998 and December 31, 1999 (the "Balance Sheets") and unaudited statements of income of the Business for the respective years then ended (collectively, the "Financial Statements"). Except as set forth in Schedule 5.6(a), the Financial Statements have been prepared on a pre-tax basis in accordance, in all material respects, with the books and records of Sellers and GAAP applied on a basis consistent with prior periods. Except as set forth in Schedule 5.6(a), the Balance Sheets present fairly in all material respects the financial condition of the Business as of their respective dates and the income statements included in the Financial Statements present fairly in all material respects the results of operations of the Business for the respective periods covered thereby. The books and records of Sellers from which the Financial Statements were prepared were complete and accurate in all material respects at the time of such preparation. The 1999 Financial Statements are presented on a consolidated pro-forma basis as described therein and the 1998 Financial Statements are presented on a property-level pro-forma basis as described therein.

                  (b) There are no material liabilities or obligations (whether known or unknown and whether absolute, accrued, contingent or otherwise) of the Business or of Citizens or LGSN arising out of or relating to the Business or the Assets, except (i) Retained Liabilities, (ii) liabilities and obligations reflected in the Balance Sheet as of December 31, 1999, (iii) liabilities and obligations arising since December 31, 1999, in the ordinary course of business consistent with past practice that are not material or that arise under any Contract (including as a result of this Agreement) or Legal Requirement (and as to which Legal Requirement Sellers are in compliance in all material respects),
(iv) liabilities and obligations relating to or arising from matters disclosed in Schedule 5.6(b) or another Schedule hereto, (v) those liabilities and obligations that are the subject of Article X, and (vi) those liabilities, which, if outstanding as of the Closing Date, would result in a decrease to the Purchase Price in accordance with Section 3.1(b).

                  (c) Except as set forth in Schedule 5.6(c), since December 31, 1999, (i) the Business has been operated only in the ordinary course consistent with past practice, except for actions taken in connection with the contemplated sale of the Business and this Agreement, which have not been materially adverse to the Business, and except for conversion to the SAP financial reporting system, (ii) neither Citizens nor LGSN has experienced any material damage, destruction or loss (whether or not covered by insurance) with respect to the Business or the Assets, (iii) neither Citizens nor LGSN has been materially affected by any material adverse Order issued by any Governmental Body since such date with respect to the Business other than General Orders or any material adverse change in the amount or structure of rates or tariffs applicable to the Business, (iv) Sellers have not changed their accounting policies or their collection or payment procedures or practices with respect to their accounts receivable or their accounts payable, and (v) there has been no fact, circumstance or event existing or occurring which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

         Section 5.7 Compliance with Legal Requirements; Governmental Permits; Business Practices. Except as set forth in Schedule 5.7: (a) neither Citizens nor LGSN is in violation, in any material respect, of any Legal Requirement or Order that is applicable to it, to the conduct or operation of the Business, or to the ownership or use of any of the Assets; and (b) Citizens or LGSN possesses all material franchises, permits, licenses, and authorizations from Governmental Bodies required by any applicable Legal Requirement or Order necessary to permit the operation of the Business in the manner in which it is currently being conducted by Citizens or LGSN. Neither Citizens, LGSN nor, to the Knowledge of Sellers, any Affiliate thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, subcontractor, supplier, government employee, or other Person who was or is in a possible position to help or hinder Citizens or LGSN with respect to the Business, which gift or benefit could reasonably be expected to (i) subject Citizens, LGSN or the Business or the Assets to any damages or penalties in any civil or criminal Proceeding, or (ii) have, individually or in the aggregate, a Material Adverse Effect.

         Section 5.8 Legal Proceedings; Outstanding Orders. Except as set forth in Schedule 5.8, there is no pending or Threatened Proceeding (a) that has been commenced against or affecting either Seller (with respect to the Business or the Assets) other than General Proceedings, or (b) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated hereby. No Proceeding listed in Schedule 5.8 is reasonably likely to have a Material Adverse Effect; provided that no representation or warranty is made in this sentence with respect to the Proceedings set forth in items I.5 or I.23 in
Schedule 5.8. Except as disclosed on Schedule 5.8, there is no outstanding material Order against either Seller which relates to or arises out of the conduct of the Business or the ownership, condition or operation of the Business or the Assets, other than any Orders relating to rates, tariffs and similar matters arising in the ordinary course of business (as to which there is no allegation of a violation) and other than any General Order.

         Section 5.9 Taxes. Each of Citizens and LGSN has filed all Tax Returns required to be filed by Citizens or LGSN or requests for extensions to file such Tax Returns have been timely filed, such Tax Returns are complete and correct in all material respects, and Citizens or LGSN has paid and discharged or made adequate provision for all Taxes and no other Taxes are payable by Citizens or LGSN with respect to items or periods covered by such Tax Returns. There are no pending or, to Sellers' Knowledge, Threatened audits or other examinations relating to any Tax matters, and no deficiencies have been asserted or, to Sellers' Knowledge, Threatened to be asserted, except as set forth in Schedule
5.9. There are no Tax liens on the Assets. As of the date of this Agreement, neither Citizens nor LGSN has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax or the filing of any Tax Return except as set forth in Schedule 5.9. None of the Assets (i) secures any debt the interest on which is tax-exempt under Section 103 of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (iii) is "tax-exempt bond financing property" within the meaning of Section 168(g)(5) of the Code, (iv) is "limited use property" within the meaning of Revenue Procedure 76-30, or (v) is required to be treated as being owned by any other Person pursuant to the provisions of former section 168(f)(8) of the Code.

         Section 5.10 Intellectual Property. Schedule 5.10 lists all patents, trademarks, service marks and copyrights owned by Citizens or LGSN, and all material third party intellectual property in each case used or held for use by Citizens or LGSN primarily in the operation of the Business other than the Excluded Assets. Citizens or LGSN either (a) owns all right, title, and interest in such intellectual property without any obligation to make any license, royalty or other payment with respect thereto, including, to the Knowledge of Sellers, any license, royalty or other payment resulting from any infringement of any third party rights, or (b) has the right to use pursuant to license, sublicense, agreement, or permission all such intellectual property necessary for the operation of the Business or the Assets. Except as set forth on Schedule 5.10, such ownership rights or rights to use each item of such intellectual property are valid and in full force and effect and are not subject to any maintenance fees, due within one year of the date hereof, and, except for any such intellectual property that is included among the Excluded Assets, will be owned or available for use in the Business on identical terms and conditions immediately subsequent to the Closing hereunder. Sellers have no Knowledge of
(i) any infringement or claimed infringement by Citizens or LGSN of any patent, trademark, service mark, copyright or other intellectual property of others or
(ii) any infringement of any patent, trademark, service mark, copyright or other intellectual property owned by or under license to Citizens or LGSN.

         Section 5.11 Y2K Compliance. The information technology systems used by Citizens and LGSN with respect to the Business are designed to be used during and after the calendar year 2000, and will operate during such time period, without error relating to the date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century, except to the extent any failure to operate or any such error would not result in a Material Adverse Effect.

         Section 5.12      Material Contracts; Customers.

                  (a) Except for (i) Contracts listed in Schedule 5.12, (ii) Easements, line extension Contracts and similar construction arrangements and
(iii) Contracts included among the Excluded Assets, as of the date hereof, neither Citizens nor LGSN is a party to any Contract (1) which is a gas supply, transportation or storage agreement relating to the Business involving a minimal annual payment by any party thereto of more than $100,000, (2) the loss of which would have a Material Adverse Effect, (3) pursuant to which Citizens (with respect to the Business) or LGSN is subject to take-or-pay obligations with respect to gas purchases or gas marketing, (4) which constitutes a lease of material Real Property; (5) which restricts the operation of the Business or the Assets, (6) which constitutes a guarantee or similar arrangement other than surety instruments issued in the ordinary course of business, or (7) which otherwise constitutes a Material Contract. Except as disclosed in Schedule 5.12, each of the Contracts listed on Schedule 5.12 and each line extension Contract and similar construction arrangement constitutes a valid and binding obligation of Citizens or LGSN and, to the Knowledge of Sellers, constitutes a valid and binding obligation of the other parties thereto, is in full force and effect, and, subject to obtaining any required Consent of the other parties thereto (as set forth on Schedule 5.3 with respect to the Contracts listed on Schedule
5.12), may be transferred to the Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder. Neither Seller has given to or received from any other party to any of such Contracts or arrangements any notice or other written communication regarding any actual or alleged material breach of or default under any of such Contracts or arrangements that has not been withdrawn, settled or otherwise resolved. Sellers have made available to Buyer copies, which were accurate and complete as of the date so made available, of all Contracts listed on Schedule 5.12.

                  (b) Neither Seller has been involved in any material controversy with any group of similarly situated customers of the Business or with any material suppliers of gas or transportation for the Business during the last three (3) years.

         Section 5.13      Employee Benefit Matters.

                  (a) Schedule 5.13 lists (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, and any related trust or other funding arrangement, which is covered by any provision of ERISA and which is maintained by Citizens or LGSN for the benefit of the Active Employees or former employees of the Business, or for which Citizens or LGSN has any potential liability ("Employee Benefit Plan"); (ii) each other fringe benefit plan, policy or arrangement, including any related trust or other funding arrangement, currently maintained by Citizens for the benefit of Active Employees or former employees of the Business, which provides for pension, profit-sharing, retirement, deferred compensation, bonuses, severance, incentive compensation, stock purchase, stock options, change in control, disability, medical, dental, life or other employee insurance coverage or similar employee benefits (collectively, together with the Employee Benefit Plans, "Employee Plans"); and
(iii) each collective bargaining, union or other employee association agreement, employment, managerial advisory, and consulting agreement, employee confidentiality agreement, and all other material agreements, policies, or arrangements maintained by Citizens or LGSN for the Active Employees or former employees of the Business (collectively, "Employee Agreements"). Citizens has made available to Buyer copies, which were accurate and complete as of the date so made available, of all such documents and (if applicable) summary plan descriptions with respect to such Employee Plans and Employee Agreements, or summary description(s) of any Employee Plans and Employee Agreements, not otherwise in writing. In addition, Citizens has delivered to Buyer, or will deliver to Buyer within 30 days of the date of this Agreement:

                           (i)   all  employment  manuals and policies  relating
to Employee  Plans,  Employee  Agreements  or other employment practices; and

                           (ii)  with  respect  to  Citizens'  Pension Plan  and
Citizens' 401(k) Plan, the most recent IRS determination letter for each such Plan.

                  (b)      Except as set forth in Schedule 5.13:

                           (i)    Other  than claims for benefits  submitted  by
participants or beneficiaries, no claim against, or legal proceeding involving Citizens' 401(k) Plan or any Employee Plan is pending or, to Sellers' Knowledge, is threatened.

                           (ii)   Neither  Citizens, nor LGSN, nor any ERISA Af-
filiate of Citizens or LGSN has ceased operations at any facility or has with-drawn from any Employee Benefit Plan subject to Title IV of ERISA ("Title IV Plan") in a manner that would subject Citizens or LGSN to liability under ERISA ss.4062(e), ss.4063 or ss.4064.

                           (iii)  Neither  Citizens,  nor  LGSN,  nor  any ERISA
Affiliate of Citizens or LGSN has filed a notice of intent to terminate any Title IV Plan or has adopted any amendment to treat any Title IV Plan as ter-minated, and the PBGC has not instituted proceedings to treat any Title IV Plan as terminated, where such termination could result in potential liability to Buyer. No event has occurred or circumstance exists that may constitute grounds under ERISA ss.4042 for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                           (iv)   No funding deficiency  exists with respect  to
any Employee Plan.

                           (v)    Neither  Citizens  nor LGSN  has  Knowledge of
any facts or circumstances that may give rise to any liability of Buyer to the PBGC under Title IV of ERISA.

                           (vi)   Neither  Citizens  nor LGSN nor any ERISA  Af-
filiate of Citizens or LGSN has withdrawn from any Employee Benefit Plan within the meaning given in ERISA ss.3(37)(A) ("Multi-Employer Plan") with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstances exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of Buyer to a Multi-Employer Plan.

                           (vii)  Except to the extent  required  under ERISAss.
601 et seq. and IRCss.4980B and except with respect to post-retirement benefits for Retirees and "grandfathered employees" as defined in Section 10.7(b), neither Citizens nor LGSN provides health or welfare benefits for any retired or former employee of the Business or is obligated to provide health or welfare benefits to any active employee of the Business following such employee's re-tirement or other termination of service.

                           (viii)  Except   with  respect   to   post-retirement
medical, dental and life insurance benefits for the LGS Retirees and "grand-fathered employees" as defined in Section 10.7(b), Citizens has the right to modify and terminate such post-retirement benefits to retirees with respect to both retired and active employees of the Business.

                           (ix)    Except   with   respect  to   post-retirement
medical, dental and life insurance benefits for the LGS Retirees and "grand-fathered employees" as defined in Section 10.7(b), no commitment or representa-tion has been made by Seller or any of its Affiliates to any Person with regard to any plan providing post retirement medical, dental, or life insurance benefits or Employee Agreement that was not in accordance with such plan or Employee Agreement and that could have a material adverse economic consequence to Buyer.

                  (c) Citizens' Pension Plan and Citizens' 401(k) Plan are the only Employee Benefit Plans which are intended to be qualified under Section 401(a) of the IRC.

                  (d) To the Knowledge of Citizens, each Employee Benefit Plan has been established and administered in all material respects in accordance with the terms of ERISA and the applicable provisions of the IRC.

                  (e) LGSN does not employ and has not at any time since its acquisition by Citizens employed any employees or maintained, sponsored or contributed to any Employee Plans.

                  (f) The LPSC Rate Orders applicable to the Business authorize the recovery of costs associated with retiree medical, dental and life insurance benefits referred to in Section 10.7(b) hereof for the retirees of the Business and Transferred Employees who are "grandfathered employees" as described in
Section 10.7(b) on a "pay-as-you-go" method. True and complete copy of such Orders have been previously provided by Citizens to Buyer.

         Section 5.14      Environmental Matters.

                  (a) Citizens and LGSN hold, and are in compliance in all material respects with, all permits, licenses and governmental authorizations required for the conduct of the Business or the operation of the Assets under applicable Environmental Laws, and Citizens and LGSN are otherwise in compliance, in all material respects, with applicable Environmental Laws with respect to the Business and the Assets.

                  (b) Except as listed in Schedule 5.14, neither Citizens nor LGSN has received any notice, demand, letter, claim or request for information alleging that either Citizens or LGSN is in violation of or subject to liability under any Environmental Law arising out of Citizens' or LGSN's ownership, use or operation of the Assets or the operation of the Business, which has not been resolved or, if resolved, as to which any material obligation or liability remains outstanding.

                  (c)  Except  as  listed  in  Schedule   5.14,   there  are  no
Proceedings pending or Threatened with respect to Citizens' or LGSN's compliance with Environmental Laws and relating to the Business or the Assets.

                  (d) Except as listed in Schedule 5.14, neither Citizens nor LGSN has received any written notice from any Governmental Body that it does not have all certificates, permits and authorizations required by any Environmental Law for its ownership, use or operation of the Assets or the operation of the Business which has not been resolved or, if resolved, as to which any material obligation or liability remains outstanding.

                  (e) To Sellers' Knowledge, Citizens has delivered to Buyer copies of all environmental assessments, audits, studies and other environmental reports in Sellers' possession or reasonably available to either Seller relating to the Real Property or any of the other Assets or which concern the existence or possible existence of Hazardous Materials on, under or adjacent to any of the Real Property or relating to potential Environmental Liability of Citizens or LGSN in connection with the Business or the Assets. Except as set forth in
Schedule 5.14, no environmental remediation of any Release is occurring on any Real Property included in the Assets nor has Citizens or LGSN issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for any such environmental remediation. Except as set forth in Schedule 5.14, to Sellers' Knowledge, there have been no Releases on any Real Property included in the Assets that could reasonably be expected to have a Material Adverse Effect.

                  (f) Except as set forth in Schedule 5.14, none of the Real Property is (i) situated in a federal "Superfund" site or, to Sellers' Knowledge, in any federal "Superfund" study area designated under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or (ii) to Sellers' Knowledge, situated in any site or study area designated under any state statute comparable to CERCLA.

                  (g) Neither Citizens nor LGSN has entered into or agreed to any Order, and is not subject to any outstanding Order other than a General Order relating to compliance with or liability under any Environmental Law relating to the Business or the Assets. Neither Citizens nor LGSN is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law relating to the Business or the Assets, except customary environmental indemnity arrangements contained in the Contracts described in Parts I, II, IV through VII and XII of Schedule 5.12.

                  (h) To Sellers' Knowledge, the Real Property (including soils, groundwater, surface water, buildings and other structures) is not contaminated, in any material respect, with any Hazardous Materials, it being understood and agreed that, for purposes of this Section 5.14(h), Hazardous Materials shall not include non-friable asbestos or asbestos-containing materials.

                  (i) To Sellers' Knowledge, there are no circumstances or conditions involving the Business or the Assets that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, operation, use or transfer of any of the Real Property pursuant to any Environmental Law other than with respect to any activity after the date hereof that disturbs asbestos or asbestos-containing materials that causes them to become friable or the removal of asbestos or asbestos-containing materials in connection with any renovation or structural change to any Asset after the date hereof.

                  Section 5.15 Labor Matters. Schedule 5.15 lists with respect to the Business any labor disputes that have arisen during the three (3) year period ending on the date hereof through the grievance and arbitration procedure of any collective bargaining agreements, any Proceedings that are presently pending or have been resolved during the three (3) year period ending on the date hereof through the National Labor Relations Board, and any labor matters that are presently pending or have been resolved during the three (3) year period ending on the date hereof through any court with competent jurisdiction over labor matters. Except to the extent set forth in Schedule 5.8 or in
Schedule  5.15,  (a)  Citizens  and  LGSN  are in  compliance,  in all  material respects, with all Legal Requirements applicable to the Active Employees respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) neither Citizens nor LGSN has received notice of any pending or Threatened unfair labor practice complaint against it before the National Labor Relations Board with respect to any of the Active Employees; (c) neither Citizens nor LGSN has received written notice of any representation petition or other question concerning representation respecting the Active Employees pending or Threatened to be filed with the National Labor Relations Board; and (d) no arbitration proceeding arising out of or under any collective bargaining agreement is pending or Threatened against Citizens or LGSN. No Active Employee is covered by a collective bargaining agreement.

         Section 5.16      State Regulatory Matters.

                  (a) Schedule 5.16 reflects all of the currently pending rate filings relating to the Business heretofore made by Citizens or LGSN before state regulatory commissions and each other currently pending material Proceeding of such state regulatory commissions, other than any currently pending General Proceeding.

                  (b) All currently effective material filings relating to the Business heretofore made by Sellers with state regulatory commissions were made in compliance in all material respects with Legal Requirements then applicable thereto and the information contained therein was true and correct in all material respects as of the respective dates of such filings.

         Section 5.17 Public Utility Holding Company Status; Regulation as a Public Utility. Citizens is a "public utility company," but is not a "holding company", a "subsidiary of a public utility," an "affiliate of a public utility company" or "an affiliate of a holding company." LGSN is not a "public utility company," a "holding company" or an "affiliate of a holding company." LGSN is a "subsidiary" and an "affiliate" of Citizens, a public utility company, but neither of such relationships requires the registration of Citizens or LGSN as a holding company under PUHCA. LGSN is not a "subsidiary" or an "affiliate" of any "public utility company" other than Citizens. Terms in quotations have the same meaning as such terms in PUHCA.

         Section 5.18 Brokers. Except for Morgan Stanley & Co. Incorporated, no broker or finder has acted for or on behalf of Citizens or LGSN or any of their Affiliates in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Citizens or LGSN or any of their Affiliates for which Buyer or LGSN has or will have any liabilities or obligations (contingent or otherwise).

         Section 5.19 Insurance. Schedule 5.19 identifies each material insurance casualty and property policy of Citizens or LGSN relating to the Business or the Assets. All such insurance is sufficient to comply with all regulatory and contractual requirements relating to the Business or the Assets. Neither Citizens nor LGSN has received any refusal of coverage or notice of cancellation or non-renewal with respect to any such insurance.

         Section 5.20 Disclaimer. Except as otherwise expressly set forth in this Agreement or in any other document or instrument delivered by Sellers pursuant hereto, Sellers expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Citizens or LGSN, and, except as so otherwise set forth, Sellers SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 Covenants of Sellers. Sellers jointly agree to observe and perform the following covenants and agreements:

                  (a) Conduct of the Business Prior to the Closing Date. During the period from the date hereof to the Closing Date, Sellers will operate the Assets and the Business in the usual, regular and ordinary course consistent with past practice and will use all commercially reasonable efforts to (i) preserve intact the Business and preserve the goodwill and relationships with customers, suppliers and others having business dealings with the Business, (ii) maintain the properties, machinery and equipment included in the Assets in sufficient operating condition and repair (subject to retirements in the ordinary course of business consistent with past practice) to enable Buyer to use them as they have been used in conduct of the Business, and (iii) conduct the Business in such manner that the representations and warranties of Sellers contained herein to the extent relating to the Business or the Assets shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, except for representations and warranties made as of, or in respect of, only a specified date or period, and except to the extent expressly permitted by the next sentence hereof. Without limiting the generality of the foregoing, with respect to the Business, except (i) as contemplated in this Agreement or in Schedule 6.1, (ii) as required by any Legal Requirement or Order or (iii) as otherwise expressly consented to in writing by Buyer prior to the Closing, Sellers will:

                           (1)   Not make  or permit  any material change in the
general nature of the Business;

                           (2)   Not  enter into  any  material  transaction  or
Contract that would be required to be described on Schedule 5.12 if in existence on the date hereof, other than (a) pursuant to the Capital Budget, (b) the pur-chase of gas in accordance with the Asset Management Plan described in item II.2 of Schedule 5.8 (the "Asset Management Plan") or (c) in the ordinary course of business consistent with past practices provided Buyer has consented thereto in writing, which consent shall not be unreasonably withheld or delayed;

                           (3)   Not purchase, sell, lease, dispose of or other-
wise transfer or make any Contract for the purchase, sale, lease, disposition or transfer of, any material Assets other than (a) pursuant to the Capital Budget,
(b) the purchase of gas in accordance with the Asset Management Plan or (c) in the ordinary course of business consistent with past practices provided Buyer has consented thereto in writing, which consent shall not be unreasonably with-held or delayed;

                           (4)  Not  subject  any of the Assets  to Encumbrances
(other than Permitted Encumbrances);

                           (5)  Not  hire any  new employee unless such employee
is a bona fide replacement for  either a presently-filled position  or a vacancy
     ---- ----
in an authorized position with the Business;

                           (6)  Comply  in  all  material  respects with all ap-
plicable material Legal Requirements and Orders, including those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

                           (7)  Except  in the ordinary course  of business con-
sistent with past practice or in accordance with the terms of any existing Contract or Employee Plan, not grant any material increase or change in total compensation or benefits to any of the Transferred Employees; not enter into any employment, severance or similar Contract with any Person or amend any such existing Contracts to increase any amounts payable thereunder or benefits pro-vided thereunder; and not enter into any collective bargaining agreement;

                           (8)  Not terminate any Material Contract or any other
Contract described on Schedule 5.12 except in the case of a breach of such Con-tract by the other party thereto;

                           (9)   Not  create, incur, assume, guarantee or other-
wise become liable with respect to any indebtedness for money borrowed or capitalized lease other than in the ordinary course of business consistent with past practice (it being understood and agreed that customer advances, customer deposits and construction advances do not create indebtedness for money bor-rowed), except pursuant to advances made by Citizens to LGSN or the Business;

                           (10)  Not make any  material change in  the levels of
storage inventory customarily maintained by Citizens or LGSN with respect to the Business and taking into account seasonal demands and the requirements of the Asset Management Plan, including pursuant to the Contract described as item
I.4 in Schedule 5.12; or

                           (11)  Not change accounting policies or collection or
payment procedures or practices with respect to accounts receivable or accounts payable.

                  (b) Access to the Business, Assets and Records; Updating
                      Information.

                           (1) From and after the date hereof and until the Closing Date, Sellers shall (A) permit Buyer and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to all books, papers and records to the extent that they reasonably relate to the ownership, operation, obligations and liabilities of the Business and the Assets; provided, however, that such access shall not unreasonably interfere with the operation of the Business; and provided, further, that Buyer hereby agrees to defend, indemnify and hold harmless Sellers from and against all Losses arising out of or relating to the negligence or willful misconduct of Buyer or its Representatives in connection with Buyer's access provided pursuant to this Section 6.1(b)(1); (B) furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request; and (C) furnish the Buyer a copy of each material report, schedule or other document filed or received by either Seller with respect to the Business with any Governmental Body. Without limiting the application of the Confidentiality Agreement, all documents or information furnished by either Seller hereunder shall be subject to the Confidentiality Agreement.

                           (2) Sellers will notify Buyer as promptly as practicable of any significant change in the ordinary course of business for the Business and of any material Proceedings (Threatened or pending) involving or affecting the Business or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep Buyer fully informed of such events.

                           (3) From and after the Closing, so long as any books, records and files retained by Sellers relating to the Assets remain in existence and available, Buyer (at its expense) shall have the right upon prior notice to inspect and to make copies thereof at any time during business hours for any proper purpose, including the preparation of Tax returns. For a period of seven (7) years following the Closing Date, Sellers shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first offering in writing to deliver them to Buyer (at Buyer's expense).

                  (c) Consents. Sellers will use commercially reasonable efforts to obtain all necessary Consents from any Person required under any Contract applicable to the Business in connection with the consummation of the transactions contemplated hereby; provided that nothing in this Section 6.1(c) shall require any material payment or the incurrence of any material obligation.

                  (d)  Use  of  Certain  Information.   Except  as  required  by
applicable Legal Requirements, unless otherwise agreed to in writing by Buyer, for a period commencing on the Closing Date and terminating five (5) years after such date, Sellers shall (i) keep all information relating to the Business or the Assets and all information contained in the Assets (including all information with respect to the identities, purchasing history and natural gas requirements of the customers of the Business) confidential and not disclose or reveal any such information to any Person other than Sellers' Representatives who are actively and directly participating in the transactions contemplated hereby or who otherwise need to know such information for such purpose and to cause those Persons and each of their Affiliates to observe the terms of this
Section 6.1(d) and (ii) not to use, or permit any Affiliate to use, such information for any other purpose, including the marketing or sale of unregulated natural gas to customers of the Business. Sellers shall continue to hold all such information according to the same internal security procedures and with the same degree of care regarding its secrecy and confidentiality as currently applicable thereto. Sellers shall notify Buyer of any unauthorized disclosure of any such information to third parties that it discovers and shall endeavor to prevent any further such disclosures. Sellers shall be responsible for any breach of the terms of this Section 6.1(d) by either Seller or any Sellers' Representatives or any of their Affiliates. After the Closing Date, in the event that a Seller is requested pursuant to, or required by, applicable Legal Requirements to disclose any such information, or any other information concerning the Business or the Assets, or the transactions contemplated hereby, such Seller shall provide Buyer with prompt notice of such request or requirement in order to enable Buyer to seek an appropriate protective order or other remedy, to consult with such Seller with respect to taking steps to resist or narrow the scope of the request or legal process (it being understood that any such efforts to seek a protective order or other remedy or to resist or narrow the scope of such request or legal process shall be at the sole cost and expense of Buyer), or to waive compliance, in whole or in part, with the terms of this Section 6.1(d). Such Seller agrees not to oppose any action by Buyer to obtain any such protective order or other appropriate remedy after the Closing Date. In the event that no such protective order or other remedy is obtained, or that Buyer waives compliance with the terms of this Section 6.1(d), such Seller shall furnish only that portion of such information which such Seller is advised by its counsel is legally required. In any such event such Seller shall use its commercially reasonable efforts to ensure that all such information that is so disclosed will be accorded confidential treatment. Sellers acknowledge and agree that Buyer shall be entitled, in addition to all other remedies, to injunctive relief and specific performance of this Section 6.1(d).

                  (e) Certain  Financial  Statements.  Sellers  shall furnish to
Buyer, at Buyer's expense,  the following financial statements for the Business:
(i) audited consolidated balance sheets as at December 31, 1999 (or such later calendar year-end date as may be required to be filed by Buyer by Regulation S-X under the Securities Act of 1933, as amended) and related consolidated statements of income and cash flows for the years then ended and (ii) any unaudited interim consolidated financial statements (including balance sheet and statements of income and cash flows) for such later interim period as may be required by Regulation S-X. Such financial statements shall: (x) be prepared in accordance with the books and records of Sellers relating to the Business; (y) be prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited financial statements, to the omission of footnote disclosure) and the requirements of Regulation S-X; and
(z) fairly present, in all material respects, the financial condition and the results of operations and cash flows for the Business as at the dates thereof and for the fiscal periods covered thereby. Buyer shall specify to Sellers such statements that Buyer will so require. Sellers shall provide such statements to Buyer within 90 days following such request; provided that if Closing occurs after December 31, 2000, Sellers will provide such statements within 60 days after the Closing. Sellers shall cooperate to provide such statements earlier to the extent reasonably practicable if Buyer shall so request.

         Section 6.2 Covenants of Buyer. Buyer covenants and agrees to observe and perform the following covenants and agreements:

                  (a) Consents. Buyer will use its commercially reasonable efforts to assist Sellers in obtaining all necessary Consents from any Person required under any Contract applicable to the Business in connection with the consummation of the transactions contemplated hereby; provided that, nothing in this Section 6.2(a) shall require any material payment or the incurrence of any material obligation.

                  (b)  Access to Information.  After Closing,  Buyer  will,  and will cause its Representatives to, afford to Sellers, including their Representatives, reasonable access to all books, records, files and documents related to the Business in order to permit Sellers to prepare and file their Tax Returns and to prepare for and participate in any investigation with respect thereto, to prepare for and participate in any other investigation and defend any Proceedings relating to or involving either Citizens, LGSN or the Business for which Sellers may be responsible, to discharge their obligations under this Agreement and the other Related Documents to which they are a party and for other reasonable purposes and will afford Sellers reasonable assistance in connection therewith. Buyer will cause such records to be maintained for not less than seven (7) years from the Closing Date and will not dispose of such records without first offering in writing to deliver them to Sellers; provided, however, that in the event that Buyer transfers all or a portion of the Business to any third party during such period, Buyer may transfer to such third party all or a portion of the books, records, files and documents related thereof, provided such third party transferee expressly assumes in writing the obligations of Buyer under this Section 6.2(b). In addition, after the Closing Date, at Sellers' request, Buyer shall make available to Sellers and their Affiliates, employees, representatives and agents, those employees of Buyer requested by Sellers in connection with any Proceeding, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer and (y) Sellers shall reimburse Buyer for the allocated time charges of such employees and the out-of-pocket costs reasonably incurred by Buyer in making such employees available to Sellers.

                  (c) Citizens Guarantees and Surety Instruments. Buyer shall use its reasonable efforts to assist Sellers in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed in Schedule 6.2(c). For purposes of this Section 6.2(c), reasonable efforts shall include: (i) Buyer's assumption of the Contracts on the terms set forth in this Agreement; and (ii) an obligation on the part of Buyer to provide (A) a guaranty, letter of credit, bond or other surety instrument at Closing in lieu of any surety instrument provided by Citizens to any beneficiary in connection with the Business or the activities of LGSN or (B) if such beneficiary refuses to accept such replacement surety instrument from Buyer, a specific indemnity from Buyer to Citizens in respect of Citizens' surety instrument.

         Section 6.3   Governmental Filings.

                  (a) HSR Act Filing. Buyer and Citizens shall comply promptly with the notice and reporting requirements of the HSR Act. Buyer and Citizens shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, made by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the
antitrust or competition law authorities of any other jurisdiction (the "Antitrust Authorities"). Buyer and Citizens shall each exercise its commercially reasonable efforts, and each shall cooperate fully with the other to prevent the entry in any Proceeding brought by an Antitrust Authority or any Governmental Body which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

                  (b) Other Regulatory Filings. Buyer and Sellers will, as soon as reasonably practicable following the execution of this Agreement, prepare and file with each Governmental Body requests for such Consents as may be necessary for the transfer of the Assets in accordance with, or as contemplated by, the terms of this Agreement (including using commercially reasonable efforts to prepare and file a joint application, in a mutually acceptable form, with the LPSC by June 1, 2000). Buyer and Sellers will use commercially reasonable efforts to diligently pursue such Consents and will cooperate with each other in seeking such Consents. To this end, the parties agree to make available the personnel and other resources of their respective organizations in order to accomplish actions reasonably required by them to obtain all such Consents. A request in the parties joint application for a rate moratorium or for consent to amortize Buyer's acquisition premium account shall be deemed not to be inconsistent with the parties commercially reasonable efforts.

                  (c) Efforts. Nothing contained in this Section 6.3 shall require Sellers or Buyer to institute or defend any legal or administrative Proceeding, make any material payment or incur any economic burden, dispose of any material asset or business or suffer any material detriment, including any change in the applicable rates or tariffs of the Business or the imposition of any other materially adverse term or condition on the Business or the Assets.

         Section 6.4 Citizens Marks. Buyer acknowledges and agrees that, as between Buyer and Citizens, Citizens has the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and corporate symbols and logos incorporating "Citizens", and "CZN" (collectively, the "Citizens Marks"), all rights to which and the goodwill represented thereby and pertaining thereto are being retained by Citizens. Within four (4) months after the Closing Date, Buyer shall cease using any Citizens Mark and shall remove from the Assets any and all Citizens Marks. Thereafter, Buyer shall not use, any Citizens Mark in connection with the sale of any products or services or otherwise in the conduct of its businesses. In the event that Buyer breaches this Section 6.4, Citizens shall be entitled to specific performance of this Section 6.4 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Citizens.

         Section 6.5 Transition Plan. Within thirty (30) days after the execution date of this Agreement, Buyer shall deliver to Citizens a list of its proposed representatives to a joint transition team, which shall include expertise from various functional specialties associated or involved in providing billing, payroll and other support services provided to the Business by any automated or manual process using facilities or employees that are not included among the Assets or Transferred Employees. Citizens will add its representatives to such team within fifteen (15) days after receipt of Buyer's list. Such team will be responsible for preparing as soon as reasonably practicable after the execution date of this Agreement and at least sixty (60) days prior to the Closing Date, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after the Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan. Transition services to be supplied by
Citizens under such transition plan shall be priced in accordance with inter-company transfer practices consistent with those historically used for the Business for a reasonable transition period not to exceed 120 days after the Closing Date. If requested by any party, the terms and conditions governing such transition activities will be more fully set forth in a Transition Agreement reasonably satisfactory to the parties. Buyer and Citizens shall use their commercially reasonable efforts to cause their Representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan by no later than 120 days after the date of this Agreement.

         Section 6.6 Substitute Agreement. In the event that Sellers, after using their best commercially reasonable effects, are unable to obtain each of the Consents identified as items IV.F.1 through IV.F.5 of Schedule 5.3 within 120 days after the date of this Agreement, then promptly upon notice from Sellers to Buyer, Citizens and Buyer will enter into a substitute agreement relating to the sale by Citizens of the Division Assets and the capital stock of LGSN substantially in the form attached as Exhibit 6.6 hereto.

         Section 6.7 Schedule of Easements and Interests. Within 180 days following the date of this Agreement (but in no event later than 60 days prior to the Closing Date), Citizens shall deliver to Buyer a schedule, to be identified as Schedule 6.7, which sets forth all Easements and ownership interests in Real Property included in the Assets, together with such title descriptions, recorded and unrecorded acts, and other information as shall be customary in the State of Louisiana to identify and convey such Easements and ownership interests. All material Easements that, as a condition to their assignment, require Consent from the grantor thereof, shall be so designated on
Schedule 6.7.

         Section 6.8 Rhodes Security. If at any time Sellers shall have any financial obligation or liability with respect to the Rhodes Proceedings, whether due to any Order of the LPSC or an appeal therefrom, that is materially more than that which is secured by a bond, other surety instrument or other collateral (including a standby letter of credit) previously provided by Citizens (or if no such collateral has been previously provided), Citizens shall promptly deliver to Buyer (or the appropriate Governmental Body, if required) a bond, other surety instrument or other collateral reasonably acceptable to Buyer (or, if agreement is not reached as to the form or substance of such bond or surety instrument, Citizens shall deliver to Buyer a standby letter of credit from Citibank, N.A., or other financial institution reasonably acceptable to Buyer) fully securing in all material respects the unsecured amount of such obligation or liability. If at any time any bond, other security instrument or other collateral held by Buyer in respect of the Rhodes Proceedings shall be materially in excess of the amount of such obligation or liability, Buyer shall cooperate with Citizens in reducing the amount of such collateral to the extent of such excess, including the release of a surety instrument previously delivered to Buyer in exchange for a substitute surety instrument in the amount of such reduced obligation or liability.

         Section 6.9 Certain Proceedings. Sellers shall defend the Proceedings described in items II.2 and II.3 of Schedule 5.16 at their own expense, with counsel of their own choosing. Sellers shall promptly and diligently pursue to a settlement or prosecute to a final conclusion the Proceeding described in item
II.2 of Schedule 5.16. Prior to Closing, Buyer shall have the right to intervene, at Buyer's expense, in the Proceedings listed in items II.2 and II.3 of Schedule 5.16 to protect its interests as the prospective buyer of the Business, including any resolution of such Proceedings that Buyer believes may adversely affect the Business or the Assets after the Closing. If either Proceeding listed in items II.2 and II.3 of Schedule 5.16 continues after the Closing, Buyer shall take over the prosecution of such Proceeding, provided that Sellers may continue to participate in such Proceeding, at Sellers' expense, to protect their interests as the former operators of the Business with the right to appeal either directly or through Buyer any decision adverse to Sellers.

         Section 6.10 Buyer's Insurance. Buyer shall deliver at Closing a schedule that identifies each material casualty and property insurance policy of Buyer applicable to its business in Louisiana.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         Section 7.1 Sellers' Conditions Precedent to Closing. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties True as of the Closing Date. Buyer's representations and warranties in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects as of, or in respect of, such date or period.

                  (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by Buyer shall have been performed and complied with in all material respects prior to or at the Closing Date.

                  (c) Certificate. Buyer shall execute and deliver to Sellers a certificate of an authorized officer of Buyer, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) have been satisfied.

                  (d) Governmental Approvals and Other Consents; Rhodes Investigation. The LPSC shall have issued an Order approving the transactions contemplated hereby, the terms and conditions of such Order shall not be materially adverse to Citizens in the context of the transactions contemplated herein, and such Order shall have become a Final Order. Sellers also shall have obtained all other Consents of Governmental Bodies and other Persons which are required in order to consummate the transactions contemplated hereby and to transfer the Assets to Buyer without incurring material liability under any Legal Requirement, Order or Contract. The Rhodes Investigation shall have been resolved pursuant to an Order by the LPSC (which Order does not have to be a Final Order).

                  (e) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

                  (f) Injunctions. On the Closing Date, there shall be no Orders which operate, to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement, and no Proceeding to obtain such an Order shall be pending or Threatened.

                  (g) Opinion of Counsel. On the Closing Date, Sellers shall have received from counsel to Buyer an opinion to the effect set forth in
Exhibit 7.1(g); provided that such opinion may contain limitations and exceptions that are customary for the subject matter addressed thereby.

                  (h) Documents. Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder on or before the Closing Date, including pursuant to
Section 8.1, and shall have taken such actions as Sellers may have requested pursuant to Section 11.2.

         Section 7.2 Buyer's Conditions Precedent to Closing. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties True as of the Closing Date. Sellers' representations and warranties in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement, except (A) in the case of clauses (i) and (ii) above, that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects as of, or in respect of, such date or period and (B) in the case of clause (ii) above, to the extent that any failure of such representations and warranties to be true and correct on account of events or conditions arising after the execution date of this Agreement, without regard to any qualification as to materiality or Material Adverse Effect set forth therein, as of the Closing Date as if made on the Closing Date, when taken in the aggregate, would not have a Material Adverse Effect.

                  (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by Sellers shall have been performed and complied with in all material respects prior to or at the Closing Date.

                  (c) Certificate. Sellers shall execute and deliver to Buyer a certificate of authorized officers of Sellers, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.

                  (d) Governmental Approvals and Other Consents; Rhodes Investigation. The LPSC shall have issued an Order approving the transactions contemplated hereby; such Order shall not contain any restrictions, conditions or other provisions (other than those in effect on the date of this Agreement or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Sellers be continued following the Closing) that are materially adverse to the conduct of the Business as operated on the date of this Agreement or on the other operations of Buyer in the State of Louisiana as operated on the date of this Agreement; the other terms and conditions of such Order shall not be materially adverse to Buyer; and such Order shall have become a Final Order. For purposes of this
Section 7.2(d), Buyer's failure to receive from the LPSC any regulatory treatment requested by Buyer in the parties' joint application to the LPSC that is different in any material respect from the regulatory treatment in effect with respect to the Business as of the date of this Agreement shall not be considered materially adverse to the Business, to Buyer's other operations in the State of Louisiana or to Buyer. In addition, Sellers shall have obtained all other Consents of Governmental Bodies and other Persons which are required by Sellers in order to consummate the transactions contemplated hereby other than those the failure of which to obtain would not result in Buyer incurring material liability under any Legal Requirement, Order or Contract. The Rhodes Investigation shall have been resolved pursuant to an Order of the LPSC (which Order does not have to be a Final Order). If such LPSC Order imposes any financial obligation or liability (or any administrative obligation or liability that could reasonably result in a financial obligation or liability) and such obligation or liability shall not have been discharged or settled in full by Citizens, then Citizens shall have delivered to Buyer (or to the appropriate Governmental Body, if required) a bond or other surety instrument or other collateral, in either case reasonably acceptable to Buyer (or, if such agreement is not reached, a standby letter of credit from Citibank N.A., or another financial institution reasonably acceptable to Buyer) fully securing such obligations or liability with respect to such Order.

                  (e) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

                  (f) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement, and no Proceeding to obtain such an Order shall be pending or Threatened.

                  (g)  Opinion of Counsel.   On  the Closing Date,  Buyer  shall
have received from L. Russell Mitten II, Vice President and General Counsel of Citizens, an opinion in the form of Exhibit 7.2(g) hereto.

                  (h) Documents. Citizens and LGSN shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by them hereunder, including pursuant to Section 8.1, and shall have made arrangements reasonably satisfactory to Buyer to deliver to Buyer as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the Business.

                  (i) No Material Adverse Change. Since the date of execution of this Agreement, no Material Adverse Effect shall have occurred that has continuing effect as of the Closing Date, it being agreed that no Order resolving or other development in the Proceedings referenced in item I.5 or I.23 in Schedule 5.8 shall be considered, for purposes of this Section 7.2(i) or
Section 7.2(a) with respect to Sellers' representations and warranties set forth in Section 5.6(c)(v) or Section 7.2(b) with respect to Sellers' covenants in
Section 6.1(a)(iii) (as such covenant relates to such representations and warranties) to have a Material Adverse Effect.

                                  ARTICLE VIII
                                     CLOSING

         Section 8.1 Closing. The closing of the purchase and sale of the Assets (the "Closing") will take place at the offices of Fleischman and Walsh, L.L.P., 1400 Sixteenth Street, N.W., Suite 600, Washington, D.C. 20036, on the last calendar day of the month in which the conditions specified in Sections 7.1(d) and 7.2(d) have been satisfied, unless another time, date and place is agreed to in writing by the parties. The date of the Closing is referred to in this Agreement as the "Closing Date." The transactions to be consummated on the Closing Date shall be deemed to have been consummated as of 11:59 p.m. on the Closing Date. At the Closing the following events shall occur, each event being deemed to have occurred simultaneously with the other events.

                  (a) Payment of Purchase Price. Buyer will pay to Sellers an amount equal to the Estimated Purchase Price by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account(s) as Sellers shall have designated by notice to Buyer. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Buyer shall deliver the Estimated Purchase Price to Buyer's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars, and each party shall deliver in escrow to the other party's designated outside legal counsel the instruments and other documents to be delivered by such party at the Closing. Upon receipt, the Escrow Agent shall invest the Estimated Purchase Price in an interest-bearing account mutually agreed upon by Sellers and Buyer. At Closing, upon satisfaction of the conditions therefor, (i) Buyer shall sign and deliver to Sellers a statement which confirms that the Closing has occurred and which instructs the Escrow Agent to transfer to Sellers the funds representing the Estimated
Purchase Price, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Sellers shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder and (ii) each party shall sign and deliver to the other party's designated outside legal counsel a statement which confirms that Closing has occurred and which authorizes the release to the other party of the instruments and other documents previously delivered in escrow to such legal counsel by such party. The Escrow Agent shall refund the balance to Buyer. If the Closing does not occur on the appointed Closing Date, the funds shall be returned to Buyer, together with all interest earned thereon, and all escrowed instruments and documents shall be returned to the party who delivered them. The fees and expenses of Escrow Agent shall be paid one-half by Sellers and one-half by Buyer.

                  (b) Other Related Documents. To the extent consistent with the other provisions of this Agreement, Sellers (or the appropriate Affiliate of Sellers) and Buyer shall execute and deliver acts of sale, conveyances, certificates of title, bills of sale, assignment and assumption instruments and other documents reasonably requested by a party that are necessary for the transfer of the Assets to Buyer, or the assumption of the Assumed Liabilities by Buyer, or the satisfaction of any applicable Legal Requirements relating thereto, or which are customarily given in the State of Louisiana to accomplish transfers of assets of the type involved; provided, however, that nothing in this clause (b) shall obligate Sellers or any Affiliate of Sellers to execute or deliver any document that affects, in a manner adverse to Sellers or Sellers' liability to Buyer, or to Buyer or to Buyer's liability to Sellers, as expressed herein; and provided also that all acts of sale with respect to parcels of Real Property owned in fee simple shall be with all legal warranties by, through and/or under the Seller, but not otherwise, with such warranty warranting title to the property from the date such Seller acquired title to such property to the Closing Date, subject to Permitted Encumbrances, and with full substitution and subrogation in and to all rights and actions of warranty that such Seller has or may have against all preceding owners and venders.

                                   ARTICLE IX
                                   TERMINATION

         Section 9.1   Termination Rights.   This Agreement may be terminated in
its entirety at any time prior to the Closing:

                  (a)  By  the  mutual  written  agreement of Sellers and Buyer;

                  (b) By Buyer, on the one hand, or Sellers, on the other hand, in writing if there shall be in effect a nonappealable Order prohibiting the transactions contemplated by this Agreement;

                  (c) By Buyer, upon and during the continuation of a breach in any material respect of any of the representations and warranties of Sellers contained herein or in the failure by Sellers to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Sellers, provided that such breach or failure is not cured by Sellers in a manner reasonably acceptable to Buyer within 45 days of Sellers' receipt of a written notice from Buyer that such a breach or failure has occurred;

                  (d) By Sellers, upon and during the continuation of a breach in any material respect of any of the representations and warranties of Buyer contained herein or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Buyer, provided that such breach or failure is not cured by Buyer in a manner reasonably acceptable to Sellers within 45 days of Buyer's receipt of a written notice from Sellers that such a breach or failure has occurred;

                  (e) By either party in writing if the Closing has not oc-curred within twelve (12) months after the date of this Agreement; provided that if Closing has not occurred within such period of time because the con-ditions precedent to Closing set forth in Sections 7.1(d) and 7.2(d) have not been fulfilled, then such period of time shall be automatically extended to August 1, 2001; or

                  (f) By Sellers or Buyer, as appropriate, if any Governmental Body or other Person whose Consent is required to fulfill a condition precedent to Closing set forth in Section 7.1(d) (with respect to Sellers) or in Section 7.2(d) (with respect to Buyer) has affirmatively indicated that such Consent will not be given or will contain terms or conditions (or, if such Consent has been obtained, contains terms or conditions) that, in the reasonable business judgment of Sellers or Buyer, as appropriate, will result in a condition precedent to Closing set forth in Section 7.1(d) (with respect to Sellers) or in
Section 7.2(d) (with respect to Buyer) not being satisfied.

         Section 9.2   Limitation on  Right to Terminate: Effect of Termination.

                  (a) A party shall not be allowed to exercise any right of termination pursuant to Section 9.1 if the event giving rise to the termination right shall be due to the willful failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements hereof to be performed or observed by such party.

                  (b) If this Agreement is terminated as permitted under Sec-tion 9.1, such termination shall be without liability of or to any party to this Agreement, or any shareholder or Representative of such party; provided, however, that if such termination shall result from the willful failure of any party to fulfill a material condition to the performance of any other party or to perform a material covenant of this Agreement or from a material and willful breach by any party to this Agreement (it being understood that the failure to cure a breach shall not, by itself, be a willful breach of this Agreement), then such party shall (subject to the limitation set forth in the last sentence of this Section 9.2(b)) be fully liable for any and all damages sustained or incurred by the other party. If prior to Closing any party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing party in such proceedings shall be entitled to recover all costs incurred by such party including reasonable attorney's fees, in addition to any other relief to which such party may be entitled; provided, however, and notwithstanding anything to the contrary in this Agreement, in no such event shall any party be entitled to receive any consequential, exemplary, punitive, or speculative damages.

                                    ARTICLE X
                                EMPLOYEE MATTERS

         Section 10.1      Employment of Transferred Employees.

                  (a) As of the Closing Date, Buyer shall employ all employees actively employed by Citizens whose primary duties relate to the Business
("Active Employees") who as of the Closing Date are classified on Citizens' payroll records as 070 employees ("070 Active Employees") and who either are actively at work or are on vacation, bereavement leave, short-term sick leave or any other authorized leave of absence which is scheduled to last not more than thirty (30) business days after the Closing Date at the same wages or salary as were in effect with Citizens immediately prior to the Closing Date. Buyer also shall employ any other 070 Active Employee who is on an authorized leave of absence scheduled to last more than thirty (30) days where there is a legal or contractual right to reinstatement, as of the date, if any, within one (1) year from the Closing Date, on which such employee returns to active work, in compliance with Buyer's return to work policies and practices, at the same wages or salary as were in effect with Citizens immediately prior to the Closing Date. Any such 070 Active Employee employed by Buyer as provided in this Section 10.1(a) is referred to herein as a "Transferred Employee".

                  (b) Prior to the execution date of this Agreement, Sellers have delivered to Buyer a list of the persons who would have been Transferred Employees had the Closing Date occurred on March 31, 2000, showing the following information for each such person: (i) the name of each employee; (ii) the name of his or her current employer; (iii) his or her current base pay; (iv) his or her hire date, any rehire date (if available) and years of service; (v) his or her then-current position and job title; (vi) whether such employee is subject to a collective bargaining agreement or represented by a labor organization and, if so, the name of the union and local, (vii) whether such employee is on authorized leave of absence scheduled to last more than thirty (30) days with a legal or contractual right to reinstatement and the nature of such leave of absence. Sellers shall update such list as of the end of each calendar quarter occurring between the execution date hereof and the Closing Date, in each case assuming the Closing Date had occurred on such date, and shall deliver such updated lists to Buyer within ten (10) days after the end of each such calendar quarter.

         Section 10.2      Intentionally Omitted.

         Section 10.3 Cessation of Participation in Sellers' Plans; Bonuses. From and after the Closing Date, Transferred Employees shall accrue no additional benefits under any employee benefit plan, policy, program or arrangement of Sellers or its Affiliates. Citizens shall on a pro rata basis or as otherwise determined by Citizens in its sole discretion, pay any bonuses declared by Sellers after the Closing Date that would have been payable to the Transferred Employees had the Transferred Employees remained employed by Sellers or its Affiliates throughout the calendar year in which the Closing Date occurs, in accordance with the provisions of any policy, plan, practice or arrangement of Sellers under which such bonus would have been paid.

         Section 10.4 Similarity of Benefit Packages. As of the Closing Date, and except as otherwise expressly provided in this Article X, Buyer shall include each Transferred Employee in a benefit package providing benefits that are identical to those provided by Buyer to its non-union gas utility employees (which are deemed by Buyer and Seller to be in the aggregate substantially similar to those provided by Sellers to such Transferred Employees). Except as otherwise expressly provided in this Article X, Buyer shall treat all service and compensation credited to each such Transferred Employee as if such service and compensation had been rendered to, and paid by, Buyer for all purposes of eligibility and vesting of benefits but not for purposes of earning benefits under Buyer's benefit plans, arrangements, and policies.

         Section 10.5      Defined Benefit Pension Plan.

                  (a) At least fifteen days prior to the Closing Date, Sellers shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens' Pension Plan ("Citizens' Pension Plan"). Sellers shall retain all liabilities and assets for pension benefits accrued through the Closing Date by Transferred Employees and retirees of the Business under Citizens' Pension Plan.

                  (b) As of the Closing Date, Buyer shall cause all Transferred Employees who are otherwise eligible to be included in the Atmos Energy Corporation Pension Account Plan (the "Buyer's Pension Plan"). Buyer shall take all actions necessary to cause Buyer's Pension Plan to recognize the service that all Transferred Employees had under Citizens' Pension Plan for purposes of such Employees' eligibility to participate, vesting, attainment of retirement dates, eligibility for early retirement benefits under Buyer's Pension Plan and entitlement to optional forms of payment.

         Section 10.6      401(k) Plan.

                  (a) Buyer shall take all action necessary to ensure that, as of the Closing Date, it includes Transferred Employees who are otherwise eligible in the Atmos Energy Corporation Employee Stock Ownership Plan and Trust (the "Buyer's 401(k) Plan"). Buyer shall take all actions necessary to cause Buyer's 401(k) Plan to recognize the service that the Transferred Employees had in Citizens' 401(k) Savings Plan (the "Citizens' 401(k) Plan") for purposes of determining such Employees' eligibility to participate, vesting, attainment of retirement dates and, if applicable, contribution levels and eligibility for optional forms of benefit payments. Buyer shall cause the trustee of Buyer's 401(k) Plan to accept transfers and, to the extent legally permissible, direct rollovers from Citizens' 401(k) Plan of the vested account balances of Transferred Employees, including transfers of outstanding loan balances and related promissory notes, subject to compliance with applicable law.

                  (b) Citizens shall vest Transferred Employees in their ac-count balances under Citizens' 401(k) Plan as of the Closing Date.

                  (c) Citizens shall direct the trustee of Citizens' 401(k) Plan to transfer to the trustee of Buyer's 401(k) Plan in a trustee-to-trustee transfer the account balances of the Transferred Employees under Citizens'
401(k) Plan with such transfer to consist of cash and the shares of Citizens' stock attributable to the former LGS Savings and Investment Plans credited to the accounts of each Transferred Employee; except that to the extent that the account balances consist of outstanding loans, Citizens shall direct the trustee of Citizens' 401(k) Plan also to transfer to the trustee of Buyer's 401(k) Plan the promissory notes, payroll deduction authorizations for installment payments and related documents evidencing such loans.

                  (d) After the transfer of assets and liabilities pursuant to this Section, Buyer shall assume all liabilities for the benefits payable with respect to the assets transferred with respect to the Transferred Employees under Citizens' 401(k) Plan, and Citizens and Citizens' 401(k) Plan shall have no liability for such benefits.

                  (e) In connection with the transfer of assets and liabilities under this Section, Citizens and Buyer shall cooperate in making all appropriate filings, and providing all applicable notices, required by the IRC or ERISA. Buyer shall deliver to Citizens a copy of Buyer's 401(k) Plan, and a copy of the most recent determination letter from the IRS with respect to such Plan. Buyer will submit Buyer's 401(k) Plan to the IRS within the current remedial amendment period for a determination that Buyer's Plan satisfies the requirements of the Internal Revenue Code of 1986, as amended by the Uniformed Services Employment and Reemployment Acts of 1999, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Services Restructuring and Reform Act of 1998.

         Section 10.7      Welfare Benefits.

                  (a) Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer includes the Transferred Employees to the extent they are otherwise eligible in the employee welfare benefit plans
(including  retiree  medical  benefits)  applicable  to the other  non-union gas utility employees of Buyer (the "Buyer Welfare Plans"). For purposes of determining eligibility to participate, and entitlement to benefits, in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Citizens on the Closing Date (hereinafter referred to collectively as the "Citizens Welfare Plans"). Any restrictions on coverage for pre-existing conditions, actively at work requirements, waiting periods, and requirements for evidence of insurability (with respect to life insurance and long term disability coverage) under the Buyer Welfare Plans shall be waived in the Buyer Welfare Plans for Transferred Employees to the extent that such Transferred Employees are covered by Citizens' Welfare Plans immediately prior to Closing, and Transferred Employees shall receive credit under the Buyer Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Citizens Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Citizens shall deliver to Buyer a list of the Transferred Employees who had credited service under a Citizens Welfare Plan, together with each such Transferred Employee's service, co-payment, deductible and out-of-pocket payment amounts under each such plan.

                  (b) Buyer shall provide or cause to be provided retiree medical, dental and life insurance benefits to each retiree of the Business identified in Schedule 10.7 as updated as of the Closing Date (the "Retirees"), including those Retirees who were retirees at the time Seller purchased LGS ("LGS Retirees"), under the same or better terms and conditions as applied to such Retirees immediately prior to the Closing Date, and shall provide or cause to be provided retiree medical benefits to each Transferred Employee under the same terms and conditions as otherwise applied to non-union gas utility employees retiring from Buyer at the time such Transferred Employee retires from the Buyer. Citizens shall have no obligation or liability, contingent or otherwise, to provide retiree medical, dental or life insurance benefits to any Retiree or Transferred Employee on or after the Closing Date. For purposes of this Section 10.7, a "grandfathered employee" is a Transferred Employee or Retiree who was at least age 55 with at least 10 years of service as defined in the Citizens' Pension Plan by December 31, 1997, and who either retired on or after August 1, 1997 and on or prior to December 31, 1997 or was an employee of Citizens on December 31, 1997 and retires after December 31, 1997. Schedule 10.7 identifies each "grandfathered employee." Buyer agrees that, in the event it ever terminates or materially adversely modifies, those retiree medical, dental and life insurance benefits covering LGS Retirees and Retirees who are "grandfathered employees", their spouses and dependents from those in effect immediately prior to the Closing Date or in the event it ever terminates or materially adversely modifies those retiree medical benefits provided to those Transferred Employees who are "grandfathered employees", their spouses and dependents from those provided by Buyer to Buyer's non-union gas utility employees immediately prior to the Closing Date, Buyer will indemnify and hold harmless Sellers Indemnitees from any and all Loss in connection therewith. Buyer's obligations under this Section 10.7(b) are subject to and conditioned upon the truth and accuracy of the representation and warranty contained in
Section 5.13(f), and if such representation and warranty is determined at any time not to be true and accurate, Buyer shall have no further obligations under this Section 10.7(b).

         Section 10.8 Flexible Spending Accounts. As soon as possible following the Closing Date, Citizens shall transfer to Buyer's flexible benefits plan any balances standing to the credit of Transferred Employees under Citizens' flexible benefits plan as of the Closing Date. Citizens shall provide to Buyer prior to the Closing Date a list of those Transferred Employees who have participated in the health or dependent care reimbursement accounts of Citizens, together with their elections made prior to the Closing Date, with respect to such account, and balances standing to their credit or debit as of the Closing Date, and a statement of aggregate expenses reimbursed from the plan for each Transferred Employee during the plan year. Buyer agrees to administer such accounts (consistent with the terms of the flexible benefits plan applicable to Buyer's employees) such that Transferred Employees will be able to defer compensation (in accordance with the terms of the applicable Buyer plan) and to submit claims against such accounts within the time period permitted by applicable law.

         Section 10.9 Employment Agreements. Buyer shall assume all obligations of each employment agreement to which Citizens or its Affiliates is a party and which covers any Transferred Employee immediately prior to the Closing Date other than any such employment agreement that is identified as a Retained Liability in Part III of Schedule 5.13.

         Section 10.10 Vacation/Time Off. Citizens shall pay to Transferred Employees any "banked" vacation credited to them on or prior to the Closing Date. On or after the Closing Date, each Transferred Employee shall be eligible to participate in the Buyer's Time Off Policy. Buyer shall take all actions necessary to cause Buyer's Time Off Policy to recognize for all purposes under said Policy the service, vacation and accrued sick time off that Transferred Employees had with Citizens. Citizens shall provide Buyer with a list of all vacation, service and sick time off taken by each Transferred Employee and the vacation, service and sick time off entitlement for each Transferred Employee for the year including the Closing Date.

         Section 10.11 Severance. In the event that Buyer terminates the services of any Transferred Employee within twelve (12) months following the Closing Date without cause, Buyer shall provide to any such Transferred Employee severance or separation pay benefits in accordance with Schedule 10.11. Buyer will reimburse Seller at Closing for one-half of any severance or separation pay benefits provided by Citizens to any Active Employee in connection with the termination of such employee with which Buyer concurs at any time from the date of this Agreement through and including the Closing Date.

         Section 10.12 Health Care Continuation Coverage. Citizens shall be responsible for compliance with all requirements under Section 4980B of the Code and Section 601 et seq. of ERISA (collectively "COBRA") with respect to any (a) Transferred Employee and (b) family member of such Transferred Employee, in each case who becomes a "qualified beneficiary" within the meaning of Section 4980B(g)(1) of the Code as a result of any "qualifying event" within the meaning of Section 4980B(f)(3) of the Code which occurs on or prior to the Closing Date. Citizens also shall remain responsible for compliance with COBRA with respect to any (c) former employee of the Business or current employee of the Business who is not a Transferred Employee and (d) family member of such former employee or current employee, in each case who becomes a qualified beneficiary as a result of any qualifying event, whether such event occurs on, prior to or after the Closing Date. Citizens covenants and agrees that Buyer shall have no liability or responsibility for any of Citizens' COBRA obligations as described in this
Section 10.12. Buyer shall be responsible for compliance with COBRA with respect to any (a) Transferred Employee and (b) family member of such Transferred Employee, in each case who becomes a qualified beneficiary as a result of any qualifying event which occurs after the Closing Date. In the event Seller shall fail or refuse to provide COBRA coverage as described in this Section 10.12 to the Transferred Employees and their family members who become qualified beneficiaries, Seller shall immediately so notify Buyer of such failure or refusal and shall provide Buyer a list of (a) each person employed in the Business within the 36 months immediately preceding the Closing Date and (b) each such employee and all dependents of such employee, in each case who had coverage at any time during such period and the dates during which he or she had coverage during the 36 months immediately preceding the Closing Date. For each person who had coverage from any of Seller's group health plans and lost such coverage at any time during the 36 months immediately preceding the Closing Date, Seller shall provide to Buyer a copy of the COBRA notice and election provided to each at the time of his/her qualifying event (as defined in IRC ss. 4980B(f)), copies of procedures used to notify each such qualified beneficiary of the qualifying event, evidence of any election of COBRA coverage, evidence of the reason for termination of each such COBRA coverage, evidence of any election not to take COBRA, and evidence of COBRA premiums paid and any delinquency. The foregoing sentence shall apply only if Seller shall fail or refuse to provide coverage to all Transferred Employees and family members who become qualified beneficiaries, and shall not apply simply because any one or more individual Transferred Employees and/or family members who become qualified beneficiaries may not be provided with the appropriate COBRA coverage.

                                   ARTICLE XI
                                   TAX MATTERS

         Section 11.1  Purchase  Price  Allocation.  Prior to the Closing  Date,
Buyer and Sellers shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price for the Division Assets and the Purchase Price for the LGSN Assets, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of Citizens or LGSN, respectively, of assets within the meaning of Section 1060 of the IRC. If Buyer and Sellers agree to such Allocation prior to Closing, Buyer and Sellers covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Sellers will take any position before any Governmental Body or in any Proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Sellers cannot agree to an Allocation, Buyer and Sellers covenant and agree to file, and to cause their respective Affiliates to file, all Tax Returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the IRC and any Treasury regulations promulgated thereunder) consistent their respective good faith Allocations, unless otherwise required because of a change in any Legal Requirement.

         Section 11.2 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that each Seller may, at its election prior to the Closing Date, direct that all or a portion of the Purchase Price apportioned to its Assets be delivered to a "qualified intermediary" (as defined in Treasury Regulation
Section 1.1031(k) - 1(g)(4)) as to enable its relinquishment of its Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the IRC, so long as the portion of the Purchase Price delivered to the qualified intermediary in exchange for such Assets is consistent with Buyer's Allocation under Section 11.1 with respect to such Assets. If a Seller so elects, Buyer shall cooperate with such Seller (at no cost to Buyer) in connection with its efforts to effect such like-kind exchange, which cooperation shall include taking such actions as such Seller reasonably requests (but without Buyer being required to incur any out-of-pocket costs in the course thereof) in order to enable such Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the IRC (including any actions required to facilitate the use of a "qualified intermediary"), and Buyer agrees that such Seller may assign all or part of its rights and delegate all or part of its obligations under this Agreement to a Person acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the IRC, provided, however, that no such assignment or delegation shall relieve Sellers of any of their obligations under this Agreement nor shall legal title to any of the Assets transfer other than directly from a Seller to Buyer. Buyer and Sellers agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Sellers in a manner consistent with this Section 11.2; provided that such efforts are not required to include an unreasonable delay in the consummation of the transactions contemplated by this Agreement.

         Section 11.3 Transaction Taxes. Buyer and Citizens shall each bear and be responsible for paying one-half of any sales, use, transfer, documentary, registration (other than any annual registration fees) , and other similar transfer type Taxes (including related penalties, additions to Tax and interest) imposed by any Governmental Body with respect to the transfer of Assets (including the Real Property) to Buyer ("Transaction Taxes"), regardless of whether the ax authority seeks to collect such Taxes from Sellers or Buyer. Citizens shall prepare all Tax filings related to any Transaction Taxes (other than with respect to Real Property and motor vehicle title transfer and registration, which shall be prepared by Buyer). Twenty (20) days prior to making such filings, the filing party shall provide to the nonfiling party the filing party's workpapers and proposed Tax Return for the nonfiling party's review and approval. The nonfiling party shall provide to the filing party approval (which approval shall not be unreasonably withheld) or disapproval of such workpapers and proposed Tax Return within ten (10) days of delivery by the filing party. If the filing and nonfiling party are unable to agree on the workpapers and proposed Tax Return, Buyer and Citizens shall engage a nationally recognized independent accounting firm mutually satisfactory to both to prepare the workpapers and proposed Tax Return, which preparation shall be binding and conclusive on the Buyer and Sellers without further appeal therefrom, and which fees and expenses shall be borne equally by the Buyer and Citizens. The filing party shall be responsible for (i) administering the payment of such Transaction Taxes, (ii) defending or pursuing any Proceedings related thereto, and (iii) paying any expenses related thereto, in each case subject to reimbursement by the nonfiling party for one-half of such payments and expenses. Each party shall give prompt written notice to the other of any proposed adjustment or assessment of any Transaction Taxes with respect to the transaction, or of any examination of said transaction in a sales, use, transfer or similar Tax audit. In any Proceedings, whether formal or informal, the filing party shall control the defense of such Proceedings, but shall permit the nonfiling party to participate in the defense of such proceeding and shall take all actions and execute all documents required to allow such participation. Neither party shall negotiate a settlement or compromise of any Transaction Taxes without the prior written consent of the other, which consent shall not be unreasonably withheld.

         Section 11.4 Clearance Certificates. Sellers shall provide Buyer with a Tax clearance certificate or similar document(s) which may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

                                   ARTICLE XII
                              ENVIRONMENTAL MATTERS

         Section 12.1      Environmental Due Diligence.

                  (a) Right to Conduct Environmental Due Diligence. All environmental due diligence (including employee interviews and sampling of any media or wastewater) conducted by Buyer shall be conducted in accordance with this Section 12.1. All activities of Buyer regarding environmental due diligence shall be conducted to minimize any inconvenience or interruption of the normal use and enjoyment of the Business and the Assets.

                  (b) Delivery of Environmental Reports. Buyer shall provide to Sellers or to Sellers' counsel, copies of all reports, assessments and other information composed or compiled by Buyer or Buyer's environmental consultant(s) promptly following Buyer's receipt thereof. Buyer shall treat all such information delivered to, or composed or compiled by, Buyer or Buyer's environmental consultant(s) as Environmental Data in accordance with the procedures of Section 12.1(c).

                  (c) Confidentiality of Environmental Data. All audits, re-ports and studies delivered to or prepared by Buyer and any other information collected and generated as a result of Buyer's environmental due diligence ("Environmental Data") will be subject to the terms and conditions of the Confidentiality Agreement, except as otherwise expressly provided in this
Section 12.1. Prior to the Closing, neither Buyer nor its environmental consultant(s) shall disclose or release any Environmental Data without the prior written consent of Sellers and all such information shall be kept strictly confidential. Buyer expressly agrees that until the Closing, it will not distribute the Environmental Data to any third party without Sellers' prior written consent. After the Closing, Buyer agrees that it will not distribute the Environmental Data to any third party without Citizens' prior written consent, except as required by applicable Legal Requirements or by express provisions of Buyer's corporate compliance program if Sellers are provided written notice at least ten (10) days prior to such distribution, provided, however, that after the Closing Date, Buyer may distribute the Environmental Data to any potential purchaser of any of the Assets but only after first notifying Sellers.

                  (d) Environmental Consultants. Buyer may retain one or more outside environmental consultants to assist in its environmental due diligence concerning the Assets and shall notify Sellers of the environmental consultant or consultants Buyer intends to retain. Thereafter, Sellers shall have five (5) days after receipt of such notification to notify Buyer in writing of Sellers' objection (which must be for good cause) and substantiate the basis for that objection. If Sellers do not object for good cause and substantiate that objection within said five (5) day period, Sellers shall be deemed to have consented to Buyer's selection.

                  (e) Phase I Reviews. Buyer may conduct, at its sole expense, Phase I environmental assessment activities with respect to the Assets, including reviewing existing environmental reports, correspondence, permits and related materials regarding the Assets and all other Phase I activities as set forth in the ASTM protocol regarding Phase I assessments. Any permitted Phase I environmental assessment activities shall not include any sampling or intrusive testing. All Phase I environmental assessment activities shall be conducted in accordance with ASTM standards regarding Phase I assessments and shall be completed within sixty (60) days after the date of execution of this Agreement. Upon completion of such Phase I assessment activities, Buyer's environmental consultant shall prepare and deliver to Buyer a written report with respect thereto. All reports from Buyer's environmental consultants shall be delivered to Sellers or Sellers' counsel within ninety (90) days after the execution of this Agreement. Buyer shall notify Sellers in writing within ninety (90) days after the date of execution of this Agreement if it has concluded, based on its environmental due diligence, that the condition to Closing set forth in Section 7.2(a) will not be satisfied due to the discovery of such potential material Environmental Liabilities unless environmental remediation of such potential liabilities occurs prior to Closing. Buyer's failure to provide such notice by such date shall preclude Buyer from subsequently declaring that the condition to Closing set forth in Section 7.2(a) has not been satisfied based on the results of Buyer's environmental due diligence, but shall not preclude the indemnification or other rights of Buyer from Sellers in respect of the Environmental Liabilities discovered by Buyer.

                  (f) Phase II Reviews. Prior to Closing, Buyer may not conduct any Phase II environmental assessment activities with respect to the Assets (including the taking and analysis of soil, surface water and groundwater samples, testing of buildings, drilling wells, taking soil borings and excavating) without the prior written consent of Sellers, which consent may be withheld, conditioned or delayed by Sellers in their sole discretion.

                  (g) Asbestos. Buyer may conduct, at its sole expense, as-bestos survey activities with respect to the Assets, including reviewing exist-ing reports, correspondence and other related documents, inspecting individual sites and collecting samples of suspected asbestos-containing materials. These asbestos survey activities shall be completed within sixty (60) days after the date of execution of this Agreement and shall be conducted in accordance with the provisions of Section 12.1(e).

                  (h) Additional Due Diligence. Notwithstanding the foregoing, if prior to Closing Citizens or LGSN receives notice of any Proceeding or Threatened Proceeding arising under Environmental Laws or if Sellers otherwise acquire Knowledge that is reasonably likely to require a change to Schedule

5.14, Sellers promptly shall notify Buyer of the same and Buyer may request that Sellers authorize Buyer to conduct specific additional environmental due diligence measures if and to the extent that such measures are required to determine the extent of any potential Environmental Liability relating thereto. Such authorization shall not be unreasonably withheld, conditioned or delayed by Sellers. Any such additional environmental due diligence shall be conducted at Buyer's sole expense.

                  (i) Indemnity for Due Diligence Activities. Buyer hereby agrees to indemnify and hold harmless Sellers, Sellers' Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses with respect to personal injury or property damage arising out of or in connection with any site visit by Buyer or its environmental consultant(s) and resulting from an act or omission of Buyer or its environmental consultant(s) in the course of its environmental inspections.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         Section 13.1 Indemnification by Sellers. From and after Closing and subject to the other provisions of this Article XIII, Sellers shall jointly and severally indemnify and hold harmless Buyer, its Representatives, Affiliates, successors and permitted assigns (collectively, the "Buyer Indemnitees") from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Sellers in or pursuant to this Agreement not being true and correct when made or when required by this Agreement to be true and correct, or any breach or default by Sellers in the performance of their covenants, agreements, or obligations under this Agreement required to be performed prior to Closing;

                  (b) any breach or default by Sellers in the performance of their covenants, agreements, or obligations under this Agreement or any Related Document delivered pursuant hereto required to be performed on or after Closing;

                  (c)  any Retained Liabilities; and

                  (d)  the Rhodes Proceedings.

         Section 13.2 Indemnification by Buyer. From and after Closing and subject to the other provisions of this Article XIII, Buyer shall indemnify and hold harmless Sellers, their Representatives, Affiliates, successors and permitted assigns (collectively, the "Sellers Indemnitees") from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Buyer in or pursuant to this Agreement not being true and correct when made or when required by this Agreement to be true and correct, or any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement required to be performed prior to Closing;

                  (b) any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement or any Related Document delivered pursuant hereto required to be performed on or after Closing; and

                  (c) any Assumed Liabilities and, except as to Retained Liabilities and except to the extent Buyer is entitled (without regard to the time or amount limitations provided in this Article XIII) to indemnification under Section 13.1 with respect thereto, the operation of the Business after the Closing Date.

         Section 13.3 Limitations on Liability. Notwithstanding anything to the contrary in this Agreement, the liability of Sellers and Buyer under this Agreement and any documents delivered in connection herewith or contemplated hereby shall be limited as follows:

                  (a) IN NO EVENT SHALL SELLERS BE LIABLE TO THE BUYER INDEMNITEES, OR BUYER BE LIABLE TO THE SELLERS INDEMNITEES, FOR ANY CONSEQUENTIAL DAMAGES (OTHER THAN FORESEEABLE DAMAGES INCLUDING FORESEEABLE DIMINUTION IN VALUE AND FORESEEABLE LOST PROFITS), EXEMPLARY, PUNITIVE, OR SPECULATIVE DAMAGES; provided, however, that if the Indemnified Party (as such term is hereafter defined in Section 13.4(a)) is held liable to a third party for any of such damages and the Indemnifying Party (as such term is hereafter defined in Section 13.4(a)), is obligated to indemnify the Indemnified Party for the matter that gave rise to such damages, then the Indemnifying Party shall be liable for, and obligated to reimburse the Indemnified Party for, such damages.

                  (b) Except as provided below, the representations, warran-ties, covenants and agreements of Sellers and Buyer set forth in this Agreement shall survive the Closing, and all representations, warranties, covenants and agreements of Sellers and Buyer under this Agreement and the indemnities granted by Sellers in Section 13.1 and by Buyer in Section 13.2 (except those that survive without time limit) shall terminate at 5:00 p.m., local time in Stamford, Connecticut, on the appropriate anniversary of the Closing Date or on the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be, as set forth below in this Section 13.3(b); provided, however, that, except in the case of indemnities that survive without time limit, such indemnities shall survive with respect only to the specific matters that are the subject of a proper Claim Notice delivered in good faith in compliance with the requirements of this Section 13.3 until the earlier to occur of (A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution, provided that in each case the Indemnifying Party has fully satisfied any indemnity obligation arising as a result of such resolution of such matter. In no event, except in the case of indemnities that survive without time limit, shall any amounts be recovered from Sellers under Section 13.1 or from Buyer under Section 13.2, respectively, or otherwise for any matter for which a Claim Notice is not delivered to Sellers or Buyer, as the case may be, prior to the close of business on the applicable date set forth below.

                           (1)   All  representations and  warranties of Sellers
and Buyer contained in or made pursuant to this Agreement, and all covenants, agreements or obligations of Sellers and Buyer contained in or made pursuant to this Agreement that are required to be performed prior to Closing, and the related indemnity obligations of Buyer and Sellers contained in Sections 13.1(a) and 13.2(a), respectively, shall survive Closing until and shall ter-minate on the second anniversary of the Closing Date.

                           (2)   The indemnity  obligations of Sellers contained
in Section 13.1(b) and 13.1(c) with respect to (i) Taxes shall survive until the expiration of the applicable statute of limitations (or extensions or waivers thereof); (ii) Environmental Liabilities shall survive until the fifth anniver-sary of the Closing Date except with respect to Liabilities arising out of or relating to non-compliance with a permit or authorization requirement of any Environmental Law, which shall only survive until the second anniversary of the Closing Date; (iii) the matters described in Sections 2.4(a), (c), (d),
(e) (but only with respect to Proceedings pending or Threatened as of the Closing Date), and (g) shall survive without limitation as to time; (iv) the other matters described in Section 13.1(b) shall survive without limitation as to time except for any covenant as to title herein (the survival of which is addressed exclusively in clause (vii) of this Section 13.3(b)(2)) and except in the event any specific post-Closing covenant, agreement or obligation of Sellers under this Agreement is expressly limited as to time, in which event such cove-nant, agreement or obligation shall survive until the expiration of such specified time period; (v) Retained Liabilities not otherwise addressed in clauses (i), (ii) and (iii) of this Section 13.3(b)(2)) shall survive until the third anniversary of the Closing Date; (vi) any warranty of title included in the acts of sale with respect to parcels of Real Property owned in fee simple delivered pursuant to Section 8.1(b) shall survive without time limit; and
(vii) any covenant in this Agreement as to title shall only survive until the second anniversary of the Closing Date.

                           (3)   The indemnity  obligations of Sellers contained
in Section 13.1(d) shall survive for an unlimited period of time. (The indemnity obligations of Sellers described in this Section 13.3(b)(3) together with the indemnity obligations of Sellers described in clauses (i), (iii) and (iv) of Section 13.3(b)(2), and exclusive of the indemnity obligations of Sellers described in clauses (ii), (v), (vi), and (vii) of Section 13.3(b)(2), are col-lectively referred to hereinafter as the "Specified Indemnity Obligations.")

                           (4)   The  indemnity  obligations  of Buyer contained
in Sections 13.2(b) and (c) shall survive for an unlimited period of time, except in the event any post-Closing covenant, agreement or obligation of Buyer under this Agreement is expressly limited as to time, in which event such covenant, agreement or obligation shall survive until the expiration of such specified time period.

                           (5)   Notwithstanding   the  foregoing,  the  parties
acknowledge that Buyer shall be entitled to indemnification by Sellers for Losses incurred by Buyer in respect of any intentional misrepresentation or omission or fraud by Sellers without any time limitation (it being understood that the failure to cure a breach shall not, by itself, be an intentional act or omission) (hereinafter referred to as "Sellers' Fraud").

                  (c) Notwithstanding anything to the contrary in this Agreement, Sellers shall not be required to indemnify the Buyer Indemnitees, or be otherwise liable to the Buyer Indemnitees after the Closing with respect to this Agreement, the transactions provided for herein or contemplated hereby or Sellers' ownership or use of the Assets or operation of the Business on or before the Closing Date for any Losses (other than Losses incurred by the Buyer Indemnitees in respect of Specified Indemnity Obligations or Sellers' Fraud (hereinafter referred to as "First-Dollar Losses")) until the Buyer Indemnitees have suffered Losses (determined after giving effect to the provisions of Section 13.3(f) and other than First-Dollar Losses) that are in excess of a deductible in an amount equal to $3,000,000, after which point Sellers will be obligated only to indemnify the Buyer Indemnitees from and against further Losses in excess of such deductible. Buyer shall be entitled to indemnification for all First-Dollar Losses without regard to the foregoing limitation on Sellers' indemnification liability.

                  (d) Notwithstanding anything to the contrary in this Agreement, Sellers shall not be required to indemnify the Buyer Indemnitees, or be otherwise liable to the Buyer Indemnitees, after the Closing with respect to this Agreement, the transactions provided for herein or contemplated hereby or Sellers' ownership or use of the Assets or operation of the Business on or before the Closing Date for any Losses (other than First-Dollar Losses) that are in excess of an amount equal to $35,000,000. Buyer shall be entitled to indemnification for all First-Dollar Losses without regard to the foregoing limitation on Sellers' indemnification liability.

                  (e) No right to indemnification under this Article XIII shall be limited by reason of any investigation conducted by any party at any time or by the decision by a party to complete the Closing.

                  (f) Buyer agrees to use its commercially reasonable efforts to give written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management practices, appear likely to be covered by one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Sellers under Section 13.1, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Sellers agree to use their commercially reasonable efforts to give written notice to the appropriate insurance carrier(s) of any occurrences or circumstances which, in the judgment of Sellers consistent with their customary risk management practices, appear likely to be covered by one or more insurance policies of Sellers; and Buyer agrees to cooperate with Sellers in connection with Sellers' investigation, submission, prosecution, defense and settlement of claims under Sellers' insurance policies, at Sellers' expense. Any such notice shall be given in good faith by Sellers without regard to the possibility of the limitation on indemnification payments from Sellers under Sections 13(b) or (c), and shall be processed by Sellers in good faith and in a manner consistent with its risk management practices involving claims for which no such limitations are available. If at any time subsequent to the receipt by a Buyer Indemnitee of an indemnity payment from a Seller hereunder, such Buyer Indemnitee (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Loss for which it receives such indemnity payment, such Buyer Indemnitee shall promptly pay to Sellers an amount equal to the amount of such recovery, less any out-of-pocket costs incurred by such Buyer Indemnitee (or its Affiliates) in connection with claim preparation, pursuit and settlement; provided that if such net recovery reduces the amount of Losses actually incurred by the Buyer Indemnitees to an amount that is then below the deductible amount set forth in Section 13.3(c), then the amount of such reduction below such deductible amount shall again be available for Losses in accordance with Section 13.3(c).

                  (g)  Any   limitation  on  indemnification  provided  in  this
Section 13.3 that is expressly applicable to any subsection or clause of Section

13.1 or 13.2 shall not be applicable to any indemnification as may be applicable under any other subsection or clause of Section 13.1 or 13.2 to which such limitation is not also expressly applicable.

                  (h)  Notwithstanding  any  language  contained  in any Related
Document (including deeds and other conveyance documents relating to the Real Property), the representations and warranties of Sellers set forth in this Agreement will not be merged into any such Related Document and the indemnification obligations of Sellers, and the limitations on such obligations, set forth in this Agreement shall control. No provision set forth in any such Related Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

                  (i) For the purposes of this Article XIII, once a determination has been made that a specific breach of a representation, warranty, covenant or agreement has occurred for purposes of the indemnification obligation hereunder, the calculation of Losses with respect to such specific breach shall be made without regard to any limitation or qualification as to materially set forth in such representation, warranty, covenant or agreement.

                  (j) Notwithstanding anything to the contrary in this Agreement, Sellers shall not be required to indemnify the Buyer Indemnitees or otherwise be liable to Buyer in respect of the Proceedings described in Section 2.4(e) for any Losses of any Buyer Indemnitee arising out of or resulting from any regulatory action affecting the regulatory treatment or requirements of Buyer with respect to the Business after the Closing Date except to the extent a Buyer Indemnitee is required by a Governmental Body to refund or otherwise credit directly to customers revenues collected by Sellers on or prior to the Closing Date, together with interest or any other amounts identified therewith.

         Section 13.4      Claims Procedure.

                  (a) All claims for indemnification under Section 13.1 or 13.2, or any other provision of this Agreement except as otherwise expressly provided in this Agreement, shall be asserted and resolved pursuant to this
Article XIII. Any Person claiming indemnification hereunder is referred to as the "Indemnified Party" and any Person against whom such claims are asserted hereunder is referred to as the "Indemnifying Party."

                  (b) Except in the case of the Rhodes Proceedings, in the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. The obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to any such Losses shall be reduced to the extent the Indemnifying Party is damaged by the failure of the Indemnified Party to provide such notice. Any other claim hereunder shall require the provision of a Claim Notice. The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall defend all appropriate Proceedings, and with counsel of its own choosing, which Proceedings shall be promptly settled or prosecuted by it to a final conclusion; provided that no such Proceeding may be settled without the prior written consent of the Indemnified Party unless a full release is obtained by the Indemnified Party, all amounts payable pursuant thereto are paid by the Indemnifying Party and the settlement does not adversely affect the business or assets of the Indemnified Party, including the Business or the Assets. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the
Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party Losses, or any cross-complaint against any Person. In the event that the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that it will defend against such Losses, the Indemnified Party shall have the right to defend all appropriate Proceedings, and with counsel of its own choosing, at the Indemnifying Party's expense, which Proceedings may be settled (without consent of the Indemnifying Party) or prosecuted by it to a final conclusion.

                  (c) Sellers shall defend the Rhodes Proceedings at their own expense, with counsel of their own choosing, which Sellers shall promptly and diligently pursue to a settlement or prosecute to a final conclusion; provided that neither of the Rhodes Proceedings may be settled without the consent of Buyer unless reasonably concurrently therewith any financial obligations or liability payable pursuant thereto are paid by Sellers or provision for payment is made in accordance with any related Legal Requirements and this Section 13.4(c) or Sections 6.8 or 7.2(d), as the case may be. If Buyer becomes obligated to pay any financial compensation to the plaintiffs in the Rhodes Lawsuit, then Citizens will pay such compensation in accordance with all applicable Legal Requirements or deliver to Buyer (or to the Judicial District Court, Jefferson Parish, Louisiana, if appropriate) a bond or other surety instrument reasonably acceptable to Buyer fully securing payment of such compensation. Notwithstanding the delivery of surety instruments pursuant hereto, Citizens shall remain liable for, and shall pay when due, all obligations secured thereby. If Citizens fails to pay any such obligations when due, and Buyer is required to pay, Buyer shall be entitled to draw on such surety instruments in accordance with the terms thereof. Upon satisfaction of all of Citizens' obligations secured by any such surety instrument, Buyer shall return such surety instrument to Citizens. Citizens' obligation to indemnify the Buyer Indemnitees in respect of the Rhodes Proceedings shall be paid without any right of setoff and notwithstanding any failure of Buyer to perform any of its obligations under the Agreement or any other agreement as instrument delivered pursuant hereto.

                  (d) The Indemnified Party shall provide reasonable assis-tance to the Indemnifying Party and provide access to its books, records and personnel as the Indemnifying Party reasonably requests in connection with the investigation or defense of the Losses. The Indemnifying Party shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnified Party for out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

                  (e) With regard to third party claims for which Buyer is or Sellers are entitled to indemnification under Section 13.1 or 13.2, but subject to Section 13.4(c), such indemnification shall be paid by the Indemnifying Party upon: (i) the entry of an Order against the Indemnified Party and the expiration of any applicable appeal period; or (ii) a settlement. Notwithstanding the foregoing but subject to Section 13.4(b) and (c), and provided that there is no dispute as to the applicability of indemnification, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party as if such expenses are a liability of the Indemnifying Party.

         Section 13.5 Exclusive Remedy. Except as otherwise provided in Article VI, Article X and this Section 13.5, the rights, remedies and obligations of the Buyer Indemnitees and the Sellers Indemnitees set forth in this Article XIII will be the exclusive rights, remedies and obligations of such Persons after the Closing with respect to this Agreement, the transactions provided for herein or contemplated hereby or Sellers' ownership of the Assets or operation of the
Business on or before the Closing Date, except for Sellers' Fraud. Notwithstanding the foregoing, with respect to Environmental Liabilities and Retained Liabilities referred to in Section 13.3(b)(2)(v), the indemnification provisions set forth in this Article XIII are not exclusive and shall be in addition to any other remedies any Buyer Indemnitee may have pursuant to statutory or common law, but subject to the limitations provided in Section 13.3(a), (c) and (d).

         Section 13.6 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

         Section 14.1 Expenses. Except as otherwise specifically provided herein, each party will pay all costs and expenses of its performance of and compliance with this Agreement, except (i) Buyer will pay all real estate and motor vehicle title transfer recording fees, and (ii) all Transaction Taxes relating to the transfer of real property and motor vehicles will be shared equally between Buyer, on the one hand, and Sellers, on the other hand.

         Section 14.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested (c) sent by overnight delivery via a nationally recognized carrier or (d) by facsimile with completed transmission acknowledged:

                  If to either Seller, to:

                  Citizens Utilities Company/LGS Natural Gas Company High Ridge Park
                  Stamford, CT 06905
                  Attention:   Robert J. DeSantis
                  Telecopier:  (203) 614-4625

                  with a copy to each of:

                  Citizens Utilities Company
                  High Ridge Park
                  Stamford, CT 06905
                  Attention:   L. Russell Mitten, II
                  Telecopier:  (203) 614-4651

                  and:

                  Citizens Utilities Company
                  High Ridge Park
                  Stamford, CT 06905
                  Attention:   J. Michael Love
                  Telecopier:  (203) 614-5201

                  and:

                  Fleischman and Walsh, L.L.P.
                  1400 Sixteenth Street, N.W.
                  Washington, D.C.  20036
                  Attention: Jeffry L. Hardin
                  Telecopier:  (202) 387-3467

                  If to Buyer, to:

                  Atmos Energy Corporation
                  1800 Three Lincoln Centre
                  5430 LBJ Freeway
                  Dallas, TX  75240
                  Attention:  John P. Reddy
                  Telecopier: (972) 855-3793
                  with a copy to each of:

                  Atmos Energy Corporation
                  1800 Three Lincoln Centre
                  5430 LBJ Freeway
                  Dallas, TX 75240
                  Attention: Phillip L. Allbritten
                  Telecopier: (972) 855-3080

                  and:

                  Gibson, Dunn & Crutcher LLP
                  2100 McKinney Avenue, Suite 1100
                  Dallas, TX  75201
                  Attention:  Irwin F. Sentilles, III
                  Telecopier: (214) 698-3400

or at such other address or number as shall be given in writing by a party to the other party.

         Section 14.3 Assignment. This Agreement may not be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party hereto; provided, however, in the event of any such assignment by a party by operation of law without the consent of the other party as required above, such other party may consent in writing to such assignment after it has occurred and, in such event, this Agreement and all the provisions hereof shall be binding upon the Person receiving such assignment by operation of law. Notwithstanding the foregoing, (a) Buyer may assign this Agreement (or any right or obligation hereunder), without the prior written consent of Sellers, to any direct or indirect wholly-owned subsidiary of Buyer provided such subsidiary assumes in writing all of the duties and obligations of Buyer (or such obligation) hereunder (provided that no such assignment by Buyer shall in any way operate to enlarge, alter or change any obligation due to Sellers or relieve Buyer of its obligations hereunder if such subsidiary fails to perform such obligations, with the understanding that Buyer shall be jointly and severally liable with such subsidiary for any nonperformance of such obligations hereunder); and (b) Sellers may assign all or part of its rights or delegate all or part of their duties under this Agreement, without the prior written consent of Buyer, to a qualified intermediary chosen by Sellers to structure all or part of the transactions contemplated hereby as a like-kind exchange of property covered by Section 1031 of the IRC, (provided that no such assignment by Sellers shall in any way operate to enlarge, alter or change any obligations due to Buyer or relieve Sellers of their obligations hereunder if such qualified intermediary fails to perform such obligations, with the understanding that Sellers shall be jointly and severally liable with such qualified intermediary for any nonperformance of Sellers' obligations hereunder).

         Section 14.4 Successor Bound. Subject to the provisions of Section 14.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 14.5 Governing Law. THE VALIDITY, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT AND ALL RELATED DOCUMENTS, UNLESS EXPRESSLY PROVIDED TO THE

CONTRARY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD APPLY ANY OTHER LAW.

         Section 14.6 Dispute Resolution. Except as otherwise provided in Sections 3.3(b), 6.4 and 11.3, and this Section 14.6, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement by the parties, the representatives may utilize other alternative dispute resolution procedures such as mediation (including through a mediator upon whom the parties mutually agree or selected or designated by the Washington, DC office of the American Arbitration Association) to assist in the negotiations. Buyer, on the one hand, and Sellers, on the other hand, shall bear one-half of the expenses of any such mediator. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the par-ties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"). Either party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitration shall take place in Washington, D.C. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages. The arbitrator shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrator's decision shall be binding and final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator; provided, however, that if the arbitrator determines that the position taken in the Dispute by the nonprevailing party taken as a whole is unreasonable, the arbitrator may order the nonprevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator and the American Arbitration Association.

                  (d)  Notwithstanding  any other provision  of this  Agreement,
(i) either party may commence  an action to compel compliance  with this Section
14.6 and (ii) if any party, as part of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 14.6. Each of the parties irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the District of Delaware and any state court sitting in the State of Delaware, and any appellate court therefrom, in any action or proceeding permitted by this Section
14.6. Each of the parties hereby irrevocably consents to service of process by registered or certified mail to the address provided for notices in Section
14.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         Section 14.7 Cooperation. Except as otherwise provided herein, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

         Section 14.8 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between Buyer and Sellers, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Buyer and Sellers hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified.

         Section 14.9 Publicity. No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

         Section 14.10 Waiver. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

         Section 14.11 Parties in Interest. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder.

         Section 14.12 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 14.13 Amendment. This Agreement may be amended only by an instrument in writing executed by duly authorized officers of the parties hereto.

         Section 14.14 Entire Agreement. This Agreement, the Exhibits and Schedules hereto and the documents specifically referred to herein and the
Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto, and supersede all prior agreements, both written and oral, between Buyer and Sellers. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should such fact or item or its contents be expressly or obviously related to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not any explicit cross-reference appears therein.

         Section 14.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 14.16 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                           CITIZENS UTILITIES COMPANY

                           By: --------------------------------------------
                               Robert J. DeSantis, Chief Financial Officer
                               and Vice President

                           LGS NATURAL GAS COMPANY

                           By: --------------------------------------------
                               Robert J. DeSantis, Vice President

                           ATMOS ENERGY CORPORATION


                           By: --------------------------------------------
                               Robert W. Best, Chairman, President and
                               Chief Executive Officer